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The Valspar Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 25, 2009

The annual meeting of stockholders of The Valspar Corporation will be held at the Guthrie Theater, 818 South 2nd Street, Minneapolis, Minnesota 55415 on Wednesday, February 25, 2009 at 11:00 A.M., for the following purposes:

1.	To elect as directors (Class II) the four individuals nominated by the Board of Directors for a term of three years;

2.	To approve The Valspar Corporation 2009 Omnibus Equity Plan;

3.	To ratify the appointment of the independent registered public accounting firm to examine the Corporation’s accounts for the fiscal year ending October 30, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on December 29, 2008 are entitled to notice of and to vote at the meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended October 31, 2008 also accompanies this Notice.

By Order of the Board of Directors,

ROLF ENGH, Secretary

Approximate Date of Mailing of Proxy Materials:
January 16, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held February 25, 2009
The following materials, also included with this Notice, are available for view on the Internet:
• Proxy Statement for the Annual Meeting of Stockholders
• Annual Report to Stockholders, including Form 10-K, for the year ended October 31, 2008
To view the Proxy Statement or Annual Report to Stockholders, visit:
http://bnymellon.mobular.net/bnymellon/val

Please refer to the enclosed proxy card and the attached proxy statement for information on voting options: Internet – Telephone – Mail

The Valspar Corporation

1101 Third Street South

P.O. Box 1461

Minneapolis, Minnesota 55440

PROXY STATEMENT

Annual Meeting of Stockholders

February 25, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the stockholders; provided, however, that if no direction is given by a stockholder, the shares will be voted as recommended by the Corporation’s Board of Directors. A stockholder giving a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Office of the Secretary of the Corporation, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting.

Registered stockholders may vote in one of three ways: By completing and returning the enclosed proxy card via regular mail or by voting via the Internet or telephone, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Proxies are being solicited by mail, and, in addition, directors, officers and employees of the Corporation may solicit proxies personally, by telephone or letter at no additional compensation to them. The Corporation will pay the expense of soliciting proxies and will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of our common stock. In addition, the Corporation has retained Morrow & Co., LLC (“Morrow”) as a proxy consultant and to act as a proxy solicitor in conjunction with the Annual Meeting. Under the terms of an agreement dated September 17, 2008, the Corporation has agreed to pay $25,000, plus reasonable out-of-pocket expenses, to Morrow for its consulting and proxy solicitation services.

If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that matter. Under Section 216 of the Delaware General Corporation Law, on matters other than the election of directors, an action of the stockholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

PROPOSAL NUMBER ONE

Election of Directors

In accordance with the Corporation’s By-Laws, we may have up to twelve directors, divided into three classes. Each class consists of four seats, with each director serving a term of three years. There are currently ten directors serving on the Board of Directors. The terms of Class II directors will expire at the Annual Meeting. The Board of Directors has nominated John S. Bode, Susan S. Boren, Jeffrey H. Curler and Stephen D. Newlin for re-election as Class II directors. Unless otherwise directed by the stockholders, it is intended that shares represented by proxy will be voted in favor of the election of the four nominees listed in Class II below, to hold office until the annual meeting in 2012 and until their successors are elected and qualify. If any of the nominees is unable or unwilling to stand for election, it is intended that shares represented by proxy will be voted for a substitute nominee recommended by the Board of Directors, unless the stockholder otherwise directs. The Board is not aware that any of the nominees is unable or unwilling to stand for election.

Names, Principal Occupations for the Past Five Years and Selected

Other Information Concerning Nominees and Directors

CLASS I Directors Continuing in Office Until 2011
William L. Mansfield	Chairman and Chief Executive Officer,
Director since 2005	The Valspar Corporation
Age — 60

Mr. Mansfield has held his present position as Chairman since August 2007 and Chief Executive Officer since February 2005. Mr. Mansfield served as President from February 2005 through February 2008. Prior to 2005, Mr. Mansfield served as Executive Vice President and Chief Operating Officer since April 2004. Prior to 2004, Mr. Mansfield served as Executive Vice President – Architectural, Packaging and Specialty Coatings since January 2002.

Janel S. Haugarth	Executive Vice President; President and Chief
Director since 2007	Operating Officer, Supply Chain Services,
Age — 53	SUPERVALU INC.

Ms. Haugarth has held her present positions as Executive Vice President; President and Chief Operating Officer, Supply Chain Services, of SUPERVALU INC., which operates retail food stores and provides food distribution and other supply chain services, since May 2006. Prior to 2006, Ms. Haugarth served as Senior Vice President; President and Chief Operating Officer, Supply Chain Services since May 2005. Prior to 2005, Ms. Haugarth served as Region President, Northern and Northwest Regions of SUPERVALU INC. since October 2000.

Richard L. White, Ph.D.	Former Executive Vice President,
Director since 2000	Bayer Corporation
Age — 69
Dr. White retired as Executive Vice President of Bayer Corporation in November 1999. Prior to 1999, Dr. White served as Executive Vice President since July 1991.
CLASS II Nominees for Term Expiring in 2012
John S. Bode	Retired Partner, KPMG LLP
Director since 2005
Age — 60

Mr. Bode retired as Partner from KPMG LLP in January 2005. Mr. Bode was elected to the partnership in 1981. Prior to his retirement, Mr. Bode served as a Global Lead Partner. Mr. Bode currently provides various consulting services to certain companies and organizations. Mr. Bode is also a director of Titan Machinery Inc.

Susan S. Boren	Partner, SpencerStuart
Director since 1991
Age — 61
Ms. Boren has been a Managing Partner – Minneapolis office of SpencerStuart, an executive search firm, since May 1998. Ms. Boren is also a director of SpencerStuart.
Jeffrey H. Curler	Executive Chairman, Bemis Company, Inc.
Director since 1997
Age — 58

Mr. Curler has held his present position as Executive Chairman of Bemis Company, Inc., a manufacturer of flexible packaging products and pressure sensitive materials, since May 2005 and was Chief Executive Officer from May 2000 through January 2008. Mr. Curler previously served as President from May 1996 through July 2007. Mr. Curler is also a director of Bemis Company, Inc.

Stephen D. Newlin	Chairman, President and Chief Executive Officer,
Director since 2007	PolyOne Corporation
Age — 55

Mr. Newlin has held his present positions as Chairman, President and Chief Executive Officer of PolyOne Corporation, a global provider of specialized polymer materials, services and solutions, since February 2006. Prior to 2006, Mr. Newlin served as President – Industrial Sector of Ecolab, Inc., a global developer and marketer of cleaning and sanitizing specialty chemicals, products and services, since 2003. Mr. Newlin is also a director of PolyOne Corporation and Black Hills Corporation.

CLASS III Directors Continuing in Office Until 2010
Charles W. Gaillard	Retired President, General Mills, Inc.
Director since 1999
Age — 68
Mr. Gaillard retired as President of General Mills, Inc. in October 1999. Prior to 1999, Mr. Gaillard served as President since May 1995 and Vice Chairman since December 1993.
Mae C. Jemison, M.D.	President, BioSentient Corporation
Director since 2002
Age — 52

Dr. Jemison has been President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, since December 2000. She has also been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison founded and directs The Earth We Share, an international science camp for students ages 12-16 worldwide. She was A.D. White Professor At-Large at Cornell University and Professor Environmental Studies at Dartmouth College. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Scholastic, Inc., a publishing company, and Kimberly-Clark Corporation and a member of the Institute of Medicine of the National Academy of Sciences.

Gregory R. Palen	Chairman, Spectro Alloys Corporation
Director since 1992
Age — 53

Mr. Palen has held his present position as Chairman of Spectro Alloys Corporation, an aluminum recycler and manufacturing company, since 1989. Mr. Palen is also the non-executive Chairman of Polaris Industries Inc. and serves as a director of various private companies and non-profit organizations.

CORPORATE GOVERNANCE

Board Committees

The standing committees of the Board of Directors for 2008 were as follows:

Name of Committee	Membership
Executive Committee	Susan S. Boren, William L. Mansfield — Chair and Gregory R. Palen

Audit Committee	John S. Bode — Chair, Susan S. Boren, Janel S. Haugarth, Mae C. Jemison and Richard L. White

Compensation Committee	Susan S. Boren, Jeffrey H. Curler, Charles W. Gaillard, Stephen D. Newlin and Gregory R. Palen — Chair

Nominating and Governance Committee	Susan S. Boren — Chair, Jeffrey H. Curler, Charles W. Gaillard, Stephen D. Newlin and Gregory R. Palen

The Board of Directors met six times during fiscal 2008.

The Executive Committee, in accordance with the Principles of Corporate Governance generally meets or acts only in emergencies or when requested by the full Board. The Executive Committee did not take corporate action during the fiscal year.

The Audit Committee held four meetings during the fiscal year. The Audit Committee Chair also held one teleconference and three meetings with management and the Independent Auditors prior to quarterly earnings releases. The duties and activities of the Audit Committee are described in the Audit Committee Report on page 6. All members of the Audit Committee are “independent” under the applicable listing standards of the New York Stock Exchange (NYSE) and the requirements for audit committee independence under Rule 10A-3 under the Securities Exchange Act of 1934. The Board has determined that each Audit Committee member is financially literate and has determined that at least one member of the Audit Committee, John S. Bode, is an “audit committee financial expert” who is independent of management as defined in Item 401(h)(2) of Regulation S-K.

The Compensation Committee is responsible for all matters relating to compensation of senior management and directors and for adoption and administration of employee compensation and benefit plans. All members of the Compensation Committee are independent under the applicable listing standards of the NYSE. The Compensation Committee held five meetings during the fiscal year at which it reviewed and approved the compensation plans and arrangements or granted options for officers, employees and directors.

The Compensation Committee may not delegate its responsibility of overseeing executive officer and director compensation, but may, and has, delegated to management certain administrative aspects of the Corporation’s compensation plans which do not involve setting compensation levels for executive officers and directors. Additional information on the role of management and compensation consultants in our compensation process is contained in the Compensation Discussion and Analysis beginning on page 7.

The Nominating and Governance Committee (the “Governance Committee”) held six meetings during the fiscal year at which it conducted Chief Executive Officer performance evaluations, reviewed succession plans, considered nominations for Board membership and considered other matters related to corporate governance. All members of the Governance Committee are independent under the applicable listing standards of the NYSE.

During fiscal 2008, each director attended 75% or more of the meetings of the Board and of the committees on which the director served.

Director Nomination Process

The Corporation’s Board of Directors has adopted a formal process by which individuals are reviewed for possible nomination to the Corporation’s Board of Directors. Under this process, the Governance Committee will consider nominees for Board membership submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Corporation in care of the Corporate Secretary at 1101 Third Street South, Minneapolis, Minnesota 55415, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the Governance Committee, and the Governance Committee, in consultation with the Corporation’s General Counsel, will review the nomination in accordance with the Corporation’s Board Candidate Review and Nomination Process, certificate of incorporation, by-laws and applicable laws and regulations. The Governance Committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating Board nominees.

When the Board considers an individual for possible nomination to the Board, the Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. The Governance Committee (or a subcommittee designated by the Governance Committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend Board and committee meetings and (d) any potential concerns regarding independence or conflicts of interest.

Following the initial screening, if the Governance Committee approves a candidate for further review, the Governance Committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the Governance Committee, along with the Corporation’s Chief Executive Officer, would interview each candidate. At the same time, the Governance Committee, assisted by the Corporation’s General Counsel, will conduct a comprehensive conflict-of-interest assessment for the candidate. The Governance Committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full Board of Directors. A subcommittee of the Governance Committee, management representatives designated by the Governance Committee and a search firm selected by the Governance Committee may assist with the process. Any nominee recommended by a stockholder would be subject to the same process.

Director Independence

The Board annually reviews all relationships that directors have with the Corporation to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Corporation, are not an affiliated person of the Corporation or its subsidiaries and are independent within the meaning of applicable laws, regulations and the NYSE listing requirements. The independent members of the Board meet regularly without any members of management present. In accordance with our Corporate Governance Guidelines, Ms. Boren, as Governance Chair and Lead Director, presides at executive sessions. Only independent directors serve on our Audit, Compensation and Governance Committees.

The Board has determined that a majority of the members of the Board are considered “independent” under applicable NYSE listing standards. The members of the Board deemed independent are John S. Bode, Susan S. Boren, Jeffrey H. Curler, Charles W. Gaillard, Janel S. Haugarth, Mae C. Jemison, Stephen D. Newlin, Gregory R. Palen and Richard L. White. Mr. Newlin is the Chairman, President and Chief Executive Officer of PolyOne Corporation, which supplies certain products to the Corporation. See “Certain Relationships and Related Transactions.” The Board considered this relationship in determining that Mr. Newlin is independent.

Stockholder Communications with Certain Directors

The Chair of the Governance Committee, currently Ms. Boren, presides at regularly scheduled executive sessions of the non-management directors. Stockholders wishing to contact the presiding director or the non-management directors as a group may do so by writing to the Chairman of the Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address.

Public Availability of Documents

The charters of the Governance, Audit and Compensation Committees and the Principles of Corporate Governance are available on the “Investors – Corporate Governance” section of the Corporation’s website at www.valsparglobal.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Corporate Secretary, The Valspar Corporation, 1101 Third Street South, Minneapolis, MN 55415.

The Corporation’s Code of Ethics and Business Conduct is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Corporate Secretary, The Valspar Corporation, 1101 Third Street South, Minneapolis, MN 55415. Our Code of Ethics and Business Conduct applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and to our directors. If our Board of Directors grants any waivers of, or amendments to, the Code of Ethics and Business Conduct to any of our directors or executive officers, the Corporation will disclose these matters through its website.

The Corporation’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto, are available on the “Investors – Financial Information” section of the Corporation’s website at www.valsparglobal.com the same day the reports are filed with the Securities and Exchange Commission (“SEC”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Corporation’s directors, executive officers and beneficial owners of more than 10% of the common stock of the Corporation to file with the SEC certain reports regarding their ownership of common stock or any changes in such ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons that no Forms 5 were required for such persons, the Corporation believes that, during the year ended October 31, 2008, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a written Related Person Transaction Policy. This policy is intended to supplement, and not to replace or supersede, the provisions of any other corporate policy, including but not limited to the Corporation’s Principles of Corporate Governance and Code of Ethics and Business Conduct. The Related Person Transaction Policy is available on the “Investors – Corporate Governance” section of our website at www.valsparglobal.com, as Exhibit 11 to the Principles of Corporate Governance. The Audit Committee is responsible for reviewing and approving all related person transactions and has additionally adopted standing pre-approvals for certain categories of transactions with related persons:

•

Certain transactions with other companies. Any transaction with another company in which a related person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000 or 1 % of that company’s or the Corporation’s total annual revenues.

•

Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of the Corporation’s common stock, and all holders of the Corporation’s common stock received the same benefit on a pro rata basis (e.g. dividends).

•	Transactions not exceeding $100,000. Any transaction in the ordinary course of business in which the aggregate amount involved will not exceed $100,000, when aggregated with all similar transactions.

Stephen D. Newlin, a member of the Board of Directors of the Corporation, is the Chairman, President and Chief Executive Officer of PolyOne Corporation (“PolyOne”), which supplies certain products to the Corporation. In fiscal 2008, PolyOne sold products to the Corporation with an aggregate purchase price of approximately $7.7 million. The Board of Directors reviewed these transactions and determined that they did not affect Mr. Newlin’s independence.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to accounting, reporting practices and the quality and integrity of the financial reports and other publicly disseminated financial information of the Corporation. In this context, the Audit Committee has met with management (including the Chief Executive Officer, Chief Financial Officer and Director of Internal Audit) and Ernst & Young LLP, the Corporation’s independent registered public accounting firm (“Independent Auditors”).

The Audit Committee held meetings with the Corporation’s internal auditors and Independent Auditors, both in the presence of management and privately, to discuss the overall scope and plans for their respective audits, the results of their examinations, the evaluations of the Corporation’s internal controls, the overall quality of the Corporation’s financial reports, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Auditors. The Audit Committee also discussed with the Independent Auditors the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees) (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations.

With respect to independence, the Audit Committee has received the written disclosures from the Independent Auditors required under Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and has discussed with the Independent Auditors their independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, (i) the selection of the Independent Auditors for the 2009 fiscal year and (ii) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended October 31, 2008 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE CORPORATION’S BOARD OF DIRECTORS

John S. Bode, Chair	Mae C. Jemison
Susan S. Boren	Richard L. White
Janel S. Haugarth

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2008 and this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

OF THE CORPORATION’S BOARD OF DIRECTORS

Susan S. Boren	Stephen D. Newlin
Jeffrey H. Curler	Gregory R. Palen, Chair
Charles W. Gaillard

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This discussion and analysis describes our compensation objectives and the elements of our compensation program for executive officers for the year ended October 31, 2008 (“fiscal 2008”). The broad objectives of our executive compensation program are to:

1  Pay for objective financial performance

2  Align the interests of executives and stockholders

3  Attract and retain qualified, experienced executives

We seek to achieve these objectives by providing an executive compensation program with short and long term compensation elements, including a competitive base salary, stock option grants, a performance based annual cash bonus and performance based restricted stock.

Compensation Program Objectives

Pay for Performance. A significant portion of the compensation for each executive is based on performance against financial objectives established by the Committee. Key elements of compensation that depend on performance include:

•

Annual Incentive Bonus — based on performance against goals for financial measures (such as growth in net sales, net income and pre-tax return on capital) established in the first quarter of the fiscal year.

•	Restricted Stock — based on performance against the same goals for financial measures established for the annual incentive bonus.

Alignment with Stockholder Interests. We want our executives to have a significant personal financial stake in the value of the common stock of the company. The stock options and restricted stock we grant align directly the interests of our executives and stockholders, as these grants to executives increase in value as our stock price increases.

Other types of awards increase this alignment indirectly. Annual incentive bonuses and restricted stock awards to named executives are earned based on achievement of financial performance measures (such as growth in net sales, net income and pre-tax return on capital). We believe that superior performance on these measures increases stockholder value over the long term.

We have agreements with the five executives identified in the 2008 Summary Compensation Table on page 15 (referred to as our “named executives”) that would provide for their continued employment for, or compensation in the event their employment is terminated during, the two-year period after a change in control, such as an acquisition or merger in which Valspar is not the surviving company. These agreements reduce the likelihood of an executive leaving the company due to uncertainty surrounding an acquisition, which could serve to reduce management disruption and increase the value of the company to a potential acquirer. These agreements also help the named executives stay focused on maximizing stockholder value, without the distraction caused by the prospect of losing their compensation upon a change in control. In addition, outstanding stock options and restricted stock awards vest immediately upon a change in control.

Attract and Retain Management. Our compensation program is intended to attract qualified executives and to promote retention of our experienced management team. The named executives have a combined total of more than 100 years of service with Valspar, during which they have held different positions and have been promoted to increasing levels of responsibility.

The Committee performs periodic assessments of the competitive nature of the different elements of our compensation program. We use benchmark studies to help determine whether the total compensation of our executive officers is competitive with compensation offered by comparable companies. In addition to compensation opportunities, we believe that our severance pay policies and change in control agreements help us hire and retain qualified executives.

The vesting features of our long-term incentives promote retention by encouraging executives to remain employed by the company. Generally, stock options and restricted stock fully vest over three or more years.

Mr. Mansfield, our CEO, has a supplemental executive retirement plan (SERP) that will provide him with benefits upon his retirement that increase in value with each year that he remains actively employed by us through age 65.

Compensation Program Elements Awarded in Fiscal 2008

In August 2007, in order to align better the executive compensation program with our compensation objectives, the Committee adopted a number of amendments to the executive compensation program and corresponding amendments to the Key Employee Annual Bonus Plan (the “Key Employee Plan”). These amendments changed the formulas for awarding stock options and restricted stock to executives and eliminated new awards under the prior long-term incentive plan (“LTIP”). These amendments were effective for fiscal 2008 stock option awards and for fiscal 2008 restricted stock received by executives in January 2009. Restricted stock received by executives in January 2008 for performance in fiscal 2007, and LTIP payments received by executives in January 2008 for earnings per share performance for fiscal 2005 – 2007, were earned under our prior executive compensation program. For further information about awards earned under our prior executive compensation program, please refer to “Prior Long-Term Incentive Plan” and “Restricted Stock Awards” on page 14.

Consistent with our overall compensation objectives, we seek to provide a market-competitive mix of annual bonus and long-term incentive opportunities, remove the direct link between long-term incentive opportunities and short-term compensation, and to simplify the program design to ensure that program participants understand the drivers of incentive opportunities available to them. As before, the program places a significant portion of compensation at risk each fiscal year and rewards strong performance and long-term value creation.

Base Salary. Salary adjustments for executive officers are generally considered in April of each year, close to the middle of the fiscal year. As described on pages 12 and 13 under “Competitive Assessments,” in setting each named executive’s base salary, the Committee periodically reviews compensation studies provided by an independent compensation consultant to help determine whether the compensation of our executive officers is competitive with compensation offered by comparable companies to individuals in comparable positions. The Committee also considers each executive’s experience and responsibilities and relative internal pay equity. In making annual salary adjustments, the Committee also considers financial performance of the Corporation.

In April 2008, the Committee considered the results of a compensation study conducted by an independent compensation consultant and approved an increase in the base salaries of the named executives. The base salary of the named executives increased by an average of 13.1% from fiscal 2007 to fiscal 2008, reflecting promotions of Mr. Hendrickson and Ms. Walker within the group and also the fact that base salaries were not increased in fiscal 2007.

Annual Incentive Bonus. The Committee establishes incentive bonus targets for each officer, expressed as a percentage of his or her respective base salary. In establishing the incentive bonus targets, the Committee considers annual bonus targets compiled periodically for corresponding positions at peer group companies, last evaluated in 2008, and internal pay equity among Valspar executives. The annual incentive bonus for each of the executive officers for 2008 was based upon (1) an incentive bonus target for the executive, equal to a predetermined percentage of base salary, and (2) our actual corporate performance on financial performance goals established by the Committee.

In the first quarter of fiscal 2008, the Committee established each executive’s incentive bonus target as a percentage of base salary based on position, ranging from 65.0% to 110.0% of base salary for the named executives. In establishing the target percentages, the Committee considers several factors including the scope and responsibilities of each position, bonus target percentages for similar roles at peer group companies as established through recent benchmark studies, and relative internal equity.

In the first quarter, the Committee also established specific performance goals for the named executives. The performance goals for executives are based on financial measures (such as gross or net sales, expenses as a percentage of net sales, inventory turns, profits, return on average equity and cash flow), either on an absolute basis or a comparative basis with other fiscal years, with minor individual variations based on duties. Payouts for fiscal 2008 were based on corporate financial performance relative to the following financial measures – growth in net income, net sales and pre-tax return on capital. At the end of the fiscal year, if the executive remained employed by us, the executive was entitled to receive a cash bonus based on achievement of each of the performance goals. Potential payouts range from zero for performance less than or equal to the previous fiscal year’s results to 200% of the incentive bonus target for exceptional performance. In prior years, the executive’s potential incentive bonus payout as a percentage of target ranged from zero to 125% of the target. The Committee increased the range to provide a greater incentive for current year financial performance and to adopt an annual bonus structure considered more typical of practices at peer group companies.

We established fiscal 2008 performance goals for the named executives in two tiers:

•

basic performance goals based on three financial measures: net income growth (weighted 40% as a component of the bonus), net sales growth (weighted 20%) and growth in pre-tax return on capital (a variant of return on equity) (weighted 40%), with a payout of up to 100% of the named executive’s incentive bonus target for performance equal to these basic goals; and

•

additional goals for exceptional corporate performance based on two financial measures: net income growth (weighted 50%) and growth in pre-tax return on capital (weighted 50%), with an additional payout of up to 100% of the named executive’s incentive bonus target for performance equal to these additional goals. Payout for additional goals would only apply if performance on these two measures exceeded the 100% payout level against the basic performance goals.

In the first quarter of fiscal 2008, the Committee established the following performance goals for each of the financial performance measures:

Basic Performance Goals — 100% Potential Maximum Payout

USD (000s)	Entry Point: 0% Payout	Basic Goal: 100% Payout	Weighting
Net Income	$161,874	$173,790	40%
Net Sales	$3,249,287	$3,584,480	20%
Pre-Tax Return on Capital	12.4%	12.8%	40%

Additional Incentive Performance Goals — 100% Potential Additional Payout

USD (000s)	Entry Point: No Additional Bonus	Additional Goal: 100% Payout	Weighting
Net Income	$173,790	$185,000	50%
Pre-Tax Return on Capital	12.8%	13.4%	50%

The basic performance goals were established so that achievement of the 100% payout would represent strong performance in each of the financial measures, based on prior year performance and general economic conditions, and be difficult, but achievable. The additional incentive performance goals were established to incent and reward exceptional performance in net income and pre-tax return on capital. As an indication of the difficulty of achieving our performance goals, the average payout for achievement of corporate performance goals (including payouts for achievement of the additional incentive performance goals where applicable) for the past five years was 55.5% of the total targeted incentive bonus levels.

In fiscal 2008, we achieved net income of $150.8 million, net sales of $3.48 billion and pre-tax return on capital (a variation of return on equity) of 11.8% (excluding restructuring charges, as noted below). The Committee excluded after-tax restructuring charges of $15.7 million incurred in the second half of fiscal 2008 from determination of the performance goals so as not to penalize employees for taking restructuring actions in the long-term best interests of Valspar and its stockholders. Based on our 2008 financial performance, the company partially achieved the basic goal for net income (excluding the restructuring charges) and for net sales, but there was no incentive bonus payout for pre-tax return on capital (excluding the restructuring charges). Therefore, the incentive bonus payouts represented 29.2% to 29.6% of the incentive bonus target, with the resulting bonuses representing a range of 19.0% to 32.6% of base salary for the named executives.

Stock Options and Restricted Stock (Long-Term Incentives). Long-term incentive opportunities are provided in the form of stock options and performance based restricted stock.

Under our amended executive compensation program, the Committee establishes a Long-Term Incentive Target Value (“LTI Target”) for each participant annually. In setting the individual LTI Targets, the Committee considers the long-term incentive levels for like positions at peer group companies, last evaluated in 2008, as well as relative internal pay equity. In determining LTI Targets for fiscal 2008, the Committee also considered potential long-term incentive opportunities provided to incumbent Valspar executives under our former executive compensation program. Half of the LTI Target for each year is granted in the form of a stock option. The other half of the LTI Target represents a targeted level of restricted stock that can be earned, contingent on achievement of financial performance goals for the fiscal year.

The annual stock option grant under the amended executive compensation program is calculated so that the estimated economic value of the stock option grant equals one-half of the LTI Target for each individual. Through use of the LTI Targets, the Committee can maintain the stock option component of compensation at levels that are competitive with peer group levels.

For restricted stock grants under the amended compensation program, the target level of each participant’s restricted stock grant is equal to one-half of his or her LTI Target. The actual value of the restricted stock award will range from zero to 125% of the target level, depending on performance during the fiscal year against the goals set by the Committee. The performance goals for the restricted stock grant are the same as the performance goals established for the annual incentive bonus. Under the amended program, restricted stock grants are based on LTI Targets and not on a multiple of the annual incentive cash bonus. Through the use of the LTI Targets, the Committee can maintain the restricted stock component of compensation at levels that are competitive with peer group levels.

Restricted stock grants are made after the end of the fiscal year based on achievement of the performance goals established in the first quarter of the year. Restricted stock grants are subject to forfeiture for three years from the date of grant if the participant’s employment with Valspar terminates for any reason other than death, disability, retirement or a change in control of Valspar.

In addition to the formula grants described above, certain named executives also received grants in fiscal 2008 as additional compensation for services and for purposes of internal pay equity. Mr. Erdahl received a restricted stock grant of 22,046 shares with a market value of $500,000. Ms. Walker, Mr. Erdahl and Mr. Hendrickson received a stock option grant of 50,000 shares, 84,034 shares and 75,000 shares, respectively. Mr. Erdahl’s restricted stock and stock option grants were made as additional compensation for services and for purposes of internal pay equity. Ms. Walker’s and Mr. Hendrickson’s stock option grants were made in recognition of their promotions during the year and to raise their compensation to levels competitive for their new positions.

The future value of these stock options and restricted stock grants depends on the value of Valspar’s common stock, thus aligning the interests of the named executives with stockholder interests. By linking the amounts of these incentives to the amounts of long-term incentives granted to executives at competitive companies, the amended program assists Valspar to attract and retain talented executives. Further, the amount of restricted stock grants is designed to reward performance based on objective financial measures, which are considered by the Committee to enhance stockholder value.

LTIP. As previously discussed, in adopting the amendments to the Key Employee Plan in August 2007, additional awards under the prior LTIP were discontinued. Prior LTIP awards will continue to mature over their respective performance periods, namely the 2006 - 2008 award which was paid in January 2009 (as disclosed in the 2008 Summary Compensation Table on page 15), and the 2007 - 2009 awards which, subject to achievement of the performance objectives, would be paid in January 2010. Under the LTIP, payouts are based on performance against three-year earnings per share goals established by the Committee.

No Employment Agreements. We do not have employment agreements with any of the named executives. Our named executives serve at the will of the Board of Directors, which enables us to terminate their employment at any time. However, we have entered into change in control agreements as described below. Also, the Committee has adopted a policy of making severance payments equal to one year’s salary, and certain other benefits, to executive officers whose employment is terminated without cause as described in more detail under “Severance Policy for Officers” on page 21. This policy is intended to assist in establishing standardized benefits for termination without cause and to induce all terminated officers to enter into three-year non-compete agreements with Valspar.

No Pensions. None of the named executives is eligible for a Valspar pension, but we have established an unfunded executive retirement plan for Mr. Mansfield as described below under “SERP for Chief Executive Officer.”

Change in Control Agreements. We have entered into agreements with certain key employees, including the named executives, providing for the continued employment or compensation of the employees, and for the payment of other benefits, after a change in control of Valspar. The Key Employee Plan, the 1991 Stock Option Plan, the 2001 Stock Incentive Plan and the 2009 Omnibus Equity Plan all provide that stock options and restricted stock granted under such plans all vest immediately upon a change in control of Valspar. The change in control agreements for the named executives provide for a two-year employment term with the Corporation after the change in control, and a lump sum payment equal to three times an executive’s annual base salary and target annual bonus (plus three years of continued benefits) if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term. In addition, outstanding LTIP awards made prior to fiscal 2008 and having remaining performance periods will, by their terms, vest immediately, with a cash payment equal to the value calculated to include actual financial results for fiscal years already completed and assuming achievement of target results for each fiscal year remaining in any performance period.

Retirement. Under the Key Employee Plan and the 1991 Stock Option Plan, stock options and restricted stock granted to the named executives vest immediately upon retirement after age 60, or early retirement after age 55 with an executed non-compete agreement. Future stock options and restricted stock granted to executives under the 2009 Omnibus Equity Plan will vest in the same circumstances.

SERP for Chief Executive Officer. We established an unfunded supplemental executive retirement plan (a “SERP”) for Mr. Mansfield in connection with his promotion to Chief Executive Officer in 2005, at age 56. We adopted a restated SERP for Mr. Mansfield in December 2008 to comply with Section 409A of the Internal Revenue Code and changes to Minnesota income tax laws. The restated SERP benefits will consist of a lump sum payment following termination of employment, equal to the actuarial equivalent of a monthly annuity for Mr. Mansfield’s life expectancy based on percentages of the average of Mr. Mansfield’s highest five years of compensation over the ten years prior to termination, with such percentages ranging from 25% of the average compensation upon normal retirement at age 60 to 40% of the average compensation upon retirement at age 65. This plan is a valuable retention tool because, although Mr. Mansfield first became eligible for benefits under the SERP during fiscal 2008 (when he reached the age of 60), his benefits under the SERP increase each year he remains with Valspar through age 65.

Other Compensation. We provide perquisites and other benefits, as reflected in the table titled “2008 Components of All Other Compensation,” on page 16, to our named executives. The perquisites may include physical examinations, a car allowance, financial counseling and tax preparation services, club dues, premium equivalent value for life insurance or other items. We believe these benefits help the company attract and retain qualified executives and are reasonable in amount. Other benefits include dividends paid on restricted stock grants that are subject to a risk of forfeiture, an annual contribution by Valspar to The Valspar Savings and Retirement Plan and a cash payment in lieu of retirement contributions that the named executives do not receive due to plan limitations.

Tying Fiscal 2008 Compensation Programs and Elements to Compensation Objectives

We rely on common sense and good judgment in making compensation decisions, based on our overall performance and the performance and responsibilities of the named executives. We try to achieve a balance among our objectives of pay for performance, alignment with stockholders and management attraction and retention by offering a variety of compensation elements, each with specific goals or emphasis. We work to achieve an appropriate mix of short and long-term compensation, as well as equity and cash compensation, to meet our objectives. We establish performance goals for objective financial measures at the beginning of each year as a basis for the annual incentive bonus, and those performance goals are also used for restricted stock grants. We maintain sufficient flexibility to allow us to retain and motivate our named executives to deliver long-term performance and value to stockholders and to align their interests with stockholder interests.

The chart below indicates how each element of our fiscal 2008 executive compensation program was intended to achieve our stated compensation objectives of paying for objective financial performance, aligning the interests of executives and stockholders and attracting and retaining qualified, experienced executives.

2008 Compensation Element	Performance	Alignment	Attract and Retain	Comments
Base Salary			✓

Salary is based on experience and responsibilities, with market review compared to peer group to maintain salary at competitive levels.

Corporate financial performance can affect the timing and amount of adjustments.

Annual Incentive Bonus	✓	✓	✓	Annual incentive bonus is based on objective financial performance measures and aligned with stockholder value measures. Bonus target is based on a competitive assessment of comparable positions.
Stock Options		✓	✓

Three-year vesting has retention value.

Future option value is based on share appreciation, which provides alignment with stockholder interests.

Option amount based on competitive assessment of long-term incentive value for comparable positions.

2008 Compensation Element	Performance	Alignment	Attract and Retain	Comments
Restricted Stock	✓	✓	✓	Direct ownership creates immediate alignment, and three year vesting has retention value. Restricted stock is earned by the named executives, based on performance against objective financial measures.
Change in Control		✓	✓	Provides alignment in change of control situation by removing job loss concern and has retention value.
Mansfield SERP			✓	Benefits increase each year Mr. Mansfield remains employed by Valspar through age 65.
Other Compensation			✓	Perquisites and other compensation are at competitive levels to attract and retain talented executives.

2008 Performance. With sales of $3.48 billion in fiscal 2008, we achieved net sales growth of 7.2%. Our reported net income was $150.8 million. Excluding after-tax restructuring charges of $15.7 million, net income was 2.9% higher than the entry point for fiscal 2008 performance goals. We also generated operating cash flow of $264.5 million, an increase of $73.8 million from last year. Our 2008 pre-tax return on capital, a variation of return on equity, was 11.8% (excluding the restructuring charges), which was below the entry point for any payout for this performance goal. The base salary of the named executives was increased in 2008 from 2007, and the bonus earned for corporate performance averaged 24.5% of salary (ranging from 19.0% to 32.6% of base salary for the named executives). As a result of our fiscal 2008 performance with respect to net income (excluding restructuring charges) and net sales against the 2008 performance goals, the annual incentive bonus and restricted stock awards for each of the named executives were higher for 2008 than for 2007.

Competitive Assessments. In 2008, the Committee engaged Hewitt Associates LLC (“Hewitt”), as the Committee’s outside compensation consultant to provide executive compensation advisory services, which included reviewing the effectiveness and competitiveness of our executive and director compensation programs and policies. Hewitt did not provide any other services to Valspar. We use compensation studies provided by Hewitt as a benchmark to help determine whether the compensation of our named executives is competitive with compensation offered to executive officers at comparable companies. To attract and retain experienced, qualified executives, we target the 50th percentile within our peer group to compensate the named executives with respect to base salary and the 50th to 75th percentile for total compensation, contingent on achievement of our financial performance goals.

In April 2008, Hewitt compared the compensation of our executives to those of a peer group consisting of 53 manufacturing, specialty chemical and consumer product companies with sales generally in the range of $1 billion to $8 billion. For comparative purposes, pay data for peer group companies used to estimate the competitive market values for our executives was size adjusted by Hewitt to ensure correlation to their individual revenue responsibilities. The companies included in the peer group are listed below.

Air Products and Chemicals, Inc.

Avery Dennison Corporation

Avon Products, Inc.

Ball Corporation

Becton Dickinson and Company

The Black & Decker Corporation

BorgWarner Inc.

Brunswick Corporation

Chemtura Corporation

The Clorox Company

Cooper Industries, Inc.

Corn Products International Inc.

Del Monte Foods Company

Donaldson Company, Inc.

Dover Corporation

Eastman Chemical Company

Ecolab Inc.

FMC Technologies

General Mills, Inc.

H. B. Fuller Company

Harley-Davidson Motor Company Inc.

Hercules Incorporated

The Hershey Company

ITT Corporation

Kohler Company

Lafarge North America

Lennox International Inc.

Martin Marietta Materials, Inc.

Masco Corporation

Molson Coors Brewing Company

The Mosaic Company

Olin Corporation

Pactiv Corporation

Parker Hannifin Corporation

Polaris Industries Inc.

PolyOne Corporation

Potash Corporation of Saskatchewan Inc.

PPG Industries, Inc.

Praxair, Inc.

Rockwell Automation

Rohm and Haas Company

RPM International Inc.

S.C. Johnson Consumer Products

The Scotts Miracle-Gro Company

The Sherwin-Williams Company

Teradyne, Inc.

Thomas & Betts Corporation

The Timken Company

Vulcan Materials Company

W. R. Grace & Co.

W.W. Grainger, Inc.

Waters Corporation

Wm. Wrigley Jr. Company

Hewitt also made the same comparisons against a smaller group of nine companies considered to be industry peers of Valspar: Chemtura Corporation, Ecolab Inc., Hercules Incorporated, Olin Corporation, PolyOne Corporation, PPG Industries, Inc., Rohm and Haas Company, RPM International, Inc. and The Sherwin-Williams Company. Eighteen executive positions at Valspar were included in this benchmark study comparing base salary, annual incentives and long-term incentives with the peer groups. This study concluded that in aggregate our base salaries were within a competitive range of base salaries at peer group companies. This study also provided data to help determine market competitive levels for our executive compensation program.

In addition to comparing compensation levels of our executives with compensation levels of executives in comparable positions at peer group companies, the Committee also reviews internal pay equity among Valspar executives. Hewitt periodically compares compensation ratios among different levels of Valspar executives to the ratios at peer group companies. The Committee uses this comparison as a factor in setting the base or target levels of various elements of compensation for the executive positions.

Roles of Compensation Committee and CEO

The Compensation Committee of our board of directors is responsible for all matters relating to compensation of senior management, including the named executives, adoption and administration of compensation and benefit plans and programs and determination and approval of compensation for the named executives, including the CEO.

The Committee has the authority to, retain, manage and dismiss compensation consultants or other professionals, as it deems necessary or appropriate.

To assist the Committee, the CEO and Senior Vice President, Human Resources, provide information and recommendations about compensation, programs and policies when requested by the Committee or its Chair. The other named executives have no related involvement with the Committee.

As requested by the Committee or its Chair, the CEO and other management personnel attend Committee meetings, but are excused at such times as the Committee deems appropriate.

Stock Ownership Guidelines

We do not impose stock ownership requirements on our officers, but our stock ownership guidelines encourage officers, including the named executives, to own company stock. For the CEO, the guidelines specify stock ownership representing five times his base salary within five years after becoming CEO. For the other named executives, the guidelines specify stock ownership representing three times their base salary within five years after becoming an executive officer. The officers who do not meet the guidelines have not yet been in their positions for five years.

Stock Option Grant Practices

Valspar’s annual stock option awards are granted in October of each year. The company does not time its annual grants to coordinate with the release of material non-public information and does not coordinate or time the release of company information with grant dates. On occasion, the company grants options outside of the annual grant cycle for new hires and promotions. Grants to executive officers are approved by the Committee with an effective date of grant on the date of approval or, if later, the effective date of the new hire or promotion.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. Certain performance based compensation is not subject to the limitation. The Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for the named executives. However, deductibility is not the sole factor used to determine appropriate levels or types of compensation. The provisions of our equity and annual incentive bonus plans are intended to permit tax deductibility of compensation income of the named executives received under those plans. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that we may enter into compensation arrangements under which compensation in excess of $1 million is not deductible under Section 162(m).

Prior Long-Term Incentive Plan

The Corporation maintains a Long-Term Incentive Plan (“LTIP”) under which it granted awards to provide incentives for long-term performance. As stated above, the LTIP was discontinued in 2007, but payouts will still be made under existing awards, if earned.

To be eligible to receive the LTIP payout, the named executive must be an active employee of Valspar on the last day of the three-year performance period, provided that the executive would receive a prorated amount if his or her employment is terminated during the performance period due to death, disability or retirement. The payout at the end of the period is based on achievement of the earnings per share goals established within a range in the first quarter of the three-year period, with the payout ranging from a minimum of 40% of the LTIP target award to a maximum of 160% of the LTIP target award. The earnings per share goals are intended to represent strong earnings growth based on prior year performance and prevailing business conditions, and to be difficult, but achievable.

The named executives received cash payouts under their LTIP awards granted for fiscal 2006 - 2008, in an amount equal to 150% of the LTIP target awards. This amount was based on a formula under which one-half of a long-term incentive target amount was awarded in the form of the LTIP target award and one-half was awarded in the form of a stock option. These payouts are reflected in the 2008 Summary Compensation Table on page 15 under the column “Non-Equity Incentive Plan Compensation” and the corresponding footnote. The amount of the LTIP award was equal to a percentage of 2005 base salary (112.5% for Mr. Mansfield and Mr. Hendrickson, 98.4% for Ms. Walker and Mr. Reyelts and 84.4% for Mr. Erdahl). The percentage of base salary for Mr. Hendrickson and Ms. Walker was increased to reflect their promotions in 2008.

In fiscal 2007, the named executives were each granted an LTIP award for fiscal 2007 - 2009 that provides for a future cash bonus based on the achievement of a specified range of earnings per share for the three-year period ending October 30, 2009 and is payable in January 2010. The amount of the LTIP target award was equal to a percentage of 2006 base salary and based on earnings per share performance over a three-year period (75% for Mr. Mansfield and Mr. Hendrickson, 66% for Ms. Walker and Mr. Reyelts and 56% Mr. Erdahl).

Restricted Stock Awards

As stated above under “Compensation Program Elements Awarded in Fiscal 2008 — Stock Options and Restricted Stock (Long-Term Incentives),” each of the named executives received a restricted stock grant in January 2009 relating to the achievement of financial performance goals for fiscal 2008 that were established under the Key Employee Plan. The target value of the restricted stock was equal to one-half of the executive’s LTI Target. The actual value of the restricted stock earned based on achievement of the fiscal 2008 performance goals ranged from 29.2% to 29.6% of the target values.

Our fiscal 2008 awards of restricted stock are reflected in the 2008 Summary Compensation Table on page 15 under the column “Stock Awards” and the corresponding footnote. The awards are also reflected in the 2008 Grants of Plan-Based Awards table on page 17 and the Outstanding Equity Awards at Fiscal Year-End table on page 18. Restricted stock granted to our executives for fiscal 2008 will vest over a three-year period from the date of grant (January 2009) through January 2012, subject to forfeiture upon termination of employment for any reason other than death, disability, retirement or a change in control of Valspar.

2008 SUMMARY COMPENSATION TABLE

The following table presents information concerning compensation paid to or earned by our “named executives” for the fiscal year ended October 31, 2008 and, to the extent an officer was named a “named executive” in the prior year, for the fiscal year ended October 26, 2007.

Name and Principal Position*	Year		Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)[6]
W.L. Mansfield	2008		$911,346	$465,452	$1,380,097	$1,197,099	$723,000	$242,713	$4,919,708
Chairman and CEO[7]	2007		850,000	294,693	1,936,651	736,350	309,000	210,938	4,337,632

L.A. Walker	2008		349,039	126,650	196,737	322,255	—	56,489	1,051,170
Senior Vice President and CFO[7]	2007	[8]

P.C. Reyelts	2008		566,896	150,429	501,275	633,011	—	136,079	1,987,690
Executive Vice President[7]	2007		531,000	70,889	812,901	415,907	—	118,732	1,949,429

S.L. Erdahl	2008		490,873	229,635	412,226	472,953	—	126,307	1,731,995
Executive Vice President	2007		460,000	57,960	638,466	309,484	—	108,048	1,573,958

G.E. Hendrickson	2008		497,115	247,000	361,091	476,822	—	109,439	1,691,468
President and COO[7]	2007		400,000	147,400	250,721	224,200	—	102,058	1,124,379

________________________________

*	as of October 31, 2008

(1)

This column represents the dollar amount recognized for financial reporting purposes under SFAS 123R with respect to restricted stock grants to all named executives under annual formula grants and the following additional grants as additional compensation for their services: a restricted stock grant in 2008 for Mr. Erdahl; a restricted stock grant in 2006 for Ms. Walker and Mr. Hendrickson; and a restricted stock grant in 2005 for Mr. Mansfield. Mr. Erdahl received a restricted stock grant of 22,046 shares on February 27, 2008 with a market value of $500,000; Ms. Walker received a restricted stock grant of 8,983 shares on April 19, 2006 with a market value of $250,000; Mr. Hendrickson received a restricted stock grant of 17,966 shares on April 19, 2006 with a market value of $500,000; and Mr. Mansfield received a restricted stock grant of 20,000 shares on February 23, 2005 with a market value of $459,500.

(2)

This column represents the dollar amount recognized for financial reporting purposes under SFAS 123R with respect to stock options granted in the years 2005 through 2008. In addition to the annual formula stock option grants during this period, in fiscal 2005, as additional compensation for their services, Mr. Mansfield and Mr. Reyelts received a stock option grant of 250,000 shares and 100,000 shares, respectively; in fiscal 2006, as additional compensation for their services; Ms. Walker and Mr. Hendrickson received a stock option grant of 35,932 shares and 71,865 shares respectively; and in fiscal 2008, as additional compensation for their services, Ms. Walker, Mr. Erdahl and Mr. Hendrickson received a stock option grant of 50,000 shares, 84,034 shares and 75,000 shares, respectively. The fair value was estimated using the Black-Scholes option-pricing model. The amount reported has been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. See Note 9, Stock-Based Compensation, to our consolidated financial statements for a discussion of our accounting for stock options and the assumptions used.

(3)

This column represents the cash bonuses earned in a particular fiscal year (and paid in the following January) under the Annual Incentive Bonus Plan, based on the achievement of specified financial measures, and under the Long-Term Incentive Plan (“LTIP”), based on the achievement by Valspar of a specified range of earnings per share for a three-year period, fiscal 2006 through 2008. In fiscal 2008, Mr. Mansfield received an Annual Incentive Bonus of $297,099 and an LTIP payment of $900,000. In fiscal 2007, Mr. Mansfield received an Annual Incentive Bonus of $94,350 and an LTIP payment of $642,000. In fiscal 2008, Ms. Walker received an Annual Incentive Bonus of $66,317 and an LTIP payment of $255,938. In fiscal 2008, Mr. Reyelts received an Annual Incentive Bonus of $116,214 and an LTIP payment of $516,797. In fiscal 2007, Mr. Reyelts received an Annual Incentive Bonus of $47,259 and an LTIP payment of $368,648. In fiscal 2008, Mr. Erdahl received an Annual Incentive Bonus of $93,266 and an LTIP payment of $379,688. In fiscal 2007, Mr. Erdahl received an Annual Incentive Bonus of $38,640 and an LTIP payment of $270,844. In fiscal 2008, Mr. Hendrickson received an Annual Incentive Bonus of $116,822 and an LTIP payment of $360,000. In fiscal 2007, Mr. Hendrickson received an Annual Incentive Bonus of $31,600 and an LTIP payment of $192,600.

(4)	This amount reflects the aggregate annual increase in the actuarial present value of Mr. Mansfield’s SERP from October 26, 2007 to October 31, 2008, and from October 27, 2006 to October 26, 2007.

(5)

This column represents perquisites and other personal benefits; dividends on restricted stock grants; and contributions or allocations by Valspar to defined contribution or savings plans (tax qualified and supplemental), all as shown in 2008 Components of All Other Compensation table below.

(6)

The amount shown represents the sum of all columns of the Summary Compensation Table. Additional information about the elements of compensation paid to the named executives can be found in “Compensation Program Elements Awarded in Fiscal 2008,” beginning on page 8.

(7)	Mr. Mansfield has been Chief Executive Officer since February 2005 and served as President from February 2005 through February 2008; Ms. Walker has been Senior Vice President and Chief Financial Officer since February 2008 and served as Vice President, Treasurer and Controller from October 2004 through February 2008; Mr. Reyelts has been Executive Vice President since February 2005 and served as Chief Financial Officer from November 1998 through February 2008; and Mr. Hendrickson has been President and Chief Operating Officer since February 2008 and served as Senior Vice President from July 2005 through February 2008.

(8)	Ms. Walker was not a named executive in fiscal year 2007.

The following table presents information concerning components of All Other Compensation referenced in the Summary Compensation Table paid to or earned by our named executives for the fiscal year ended October 31, 2008. This table is not required; however, we believe it may be helpful to readers in understanding certain components of other compensation paid to our named executives.

2008 Components of All Other Compensation

	Perquisites and Other Personal Benefits[1]	Restricted Stock Dividends[2]	Valspar Contribution to Defined Contribution Plans[3]	Lost ERISA[4]	Total
W.L. Mansfield.	$24,863	$18,830	$21,562	$177,458	$242,713
L.A. Walker	4,690	8,111	21,562	22,126	56,489
P.C. Reyelts	26,687	7,787	21,562	80,043	136,079
S.L. Erdahl	25,811	16,519	21,562	62,415	126,307
G.E. Hendrickson	26,289	14,869	21,562	46,719	109,439

________________

(1)	W.L. Mansfield — $12,000 paid by Valspar for tax preparation; $9,000 for automobile allowance; $3,863 for premium equivalent value for life insurance

L.A. Walker — $1,300 paid by Valspar for tax preparation; $2,100 for personal use of company car; $1,290 for life insurance

P.C. Reyelts — $12,000 paid by Valspar for tax preparation; $9,000 for automobile allowance; $1,028 for annual physical; $3,701 for life insurance; $958 for personal use of country club

S.L. Erdahl — $12,000 paid by Valspar for tax preparation; $9,000 for automobile allowance; $1,225 for annual physical; $3,586 for premium equivalent value for life insurance

G.E. Hendrickson — $8,000 paid by Valspar for tax preparation; $9,000 for automobile allowance; $1,290 for life insurance; $7,999 for personal use of country club

(2)	Dividends paid on restricted stock grants that were subject to a risk of forfeiture during fiscal year 2008.

(3)	Annual contribution by the company to qualified 401(k) Plan and Profit Sharing Retirement Plans.

(4)

Discretionary cash payment for the dollar amounts that would have been contributed to defined contribution plans but for the limitations imposed by U.S. income tax regulations on the amount of compensation that an employee may save under the company’s defined contribution plans, and consequently the amount of matching contributions the company can make under the plans.

The following table presents information regarding the grants of annual incentive bonus compensation, stock options and restricted stock during fiscal 2008 to our executive officers named in the Summary Compensation Table.

2008 GRANTS OF PLAN-BASED AWARDS

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options(#)[4]	Exercise or Base Price of Option Awards ($/Sh.)[5]	Grant Date Fair Value of Stock and Option Awards[3,6,7]
Name	Type of Award[1]	Grant Date		Threshold $	Target $	Maximum $	Threshold $	Target $	Maximum $
W.L. Mansfield	AIB	—		$0	$1,002,481	$2,004,962
	RS	01/08/09	[8]				$0	$1,400,000	$1,750,000				$414,400
	SO	10/15/08									260,000	$18.01	1,092,000
L.A. Walker	AIB	—		$0	226,875	453,750
	RS	01/08/09	[8]				$0	262,500	328,125				76,650
	SO	02/27/08									50,000	$22.68	253,000
	SO	10/15/08									71,500	$18.01	300,300
P.C. Reyelts	AIB	—		$0	396,827	793,654
	RS	01/08/09	[8]				$0	513,411	641,764				150,429
	SO	10/15/08									86,500	$18.01	363,300
S.L. Erdahl	AIB	—		$0	319,067	638,134
	RS	02/27/08								22,046			500,000
	RS	01/08/09	[8]				$0	395,025	493,781				115,347
	SO	02/27/08									84,034	$22.68	390,758
	SO	10/15/08									66,500	$18.01	279,300
G.E. Hendrickson	AIB	—		$0	397,692	795,384
	RS	01/08/09	[8]				$0	500,000	625,000				147,000
	SO	02/27/08									75,000	$22.68	379,500
	SO	10/15/08									101,000	$18.01	424,200

____________________

(1)	Type of Award: AIB – Annual Incentive Bonus; RS – Restricted Stock; SO – Non-Qualified Stock Option.

(2)

The amounts shown for the AIB for 2008 represent estimated possible payouts under the Annual Incentive Bonus for fiscal 2008 depending on Valspar’s financial performance. The actual amounts earned for fiscal 2008 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. The amount that can be earned ranges from zero to 200% of the target payout amount. The dollar values for the AIB actually earned for fiscal 2008 were as follows: Mr. Mansfield, $297,099; Ms. Walker, $66,317; Mr. Reyelts, $116,214; Mr. Erdahl, $93,266; Mr. Hendrickson, $116,822.

(3)

The amounts shown for RS represent estimated possible payouts under restricted stock grants for fiscal 2008 depending on Valspar’s financial performance. Based on fiscal 2008 performance, the dollar values of these RS awards actually earned for fiscal 2008 were as follows: Mr. Mansfield, $414,400; Ms. Walker, $76,650; Mr. Reyelts, $150,429; Mr. Erdahl, $115,347; Mr. Hendrickson, $147,000. Fiscal 2008 awards are made in January 2009, with the number of shares equal to the dollar value of the award, divided by the average closing price of one share of stock on the NYSE for the ten business days immediately prior to the date the restricted stock is issued.

(4)

Non-qualified stock options granted in October 2008 have a ten-year term and vest in equal installments over three years. Non-qualified stock options granted in February 2008 have five-year cliff vesting for Ms. Walker and Mr. Hendrickson, and Mr. Erdahl’s grant vests entirely on 1/31/11.

(5)	Exercise price is the fair market value of Valspar’s common stock, defined as the closing price on the NYSE on the date of grant.

(6)

In addition to the awards described in the table, each named executive also received a grant of restricted stock on January 10, 2008, based on partial achievement of performance goals for fiscal 2007 under the company’s previous compensation program. The dollar values and numbers of shares of the actual restricted stock awards on January 10, 2008 were as follows: Mr. Mansfield, $141,525, 6,471 shares; Ms. Walker, $27,540, 1,259 shares; Mr. Reyelts, $70,889, 3,241 shares; Mr. Erdahl, $57,960, 2,650 shares; Mr. Hendrickson, $47,400, 2,167 shares.

(7)

The amount shown for stock options is the market value of the option grant calculated in accordance with FAS 123R using the Black-Scholes value multiplied by the number of options awarded. For restricted stock, the amount shown is the market value of the actual grant.

(8)

On January 8, 2009, the RS awards for fiscal 2008 performance were granted. The “Estimated Possible Payouts” listed in the table were based on the LTI Values and performance goals established on December 12, 2007 for each individual for fiscal 2008.

Additional information about the elements of compensation paid to the named executives can be found in “Compensation Program Elements Awarded in Fiscal 2008,” starting on page 8.

The following table presents information regarding the number of shares of unexercised stock options and the number of shares and value of unvested restricted stock outstanding on October 31, 2008 for our executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards[1]					Stock Awards[2]
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]

W.L. Mansfield	10/17/01	60,000	—	16.80	10/17/11	01/12/06	21,488	$439,430
	01/02/02	20,000	—	19.80	01/02/12	01/10/08	6,471	132,332
	10/16/02	36,000	—	20.65	10/16/12
	10/15/03	36,000	—	23.94	10/15/13
	10/13/04	40,000	—	23.34	10/13/14
	02/23/05	250,000	—	22.935	02/23/15
	10/19/05	68,000	—	21.57	10/19/15
	10/18/06	43,334	21,666	26.87	10/18/16
	10/17/07	66,667	133,333	25.48	10/17/17
	10/15/08	0	260,000	18.01	10/15/18

L.A. Walker	04/04/00	10,000	—	18.06	04/04/10	01/12/06	3,675	$ 75,154
	12/12/00	8,000	—	14.96	12/12/10	04/19/06	8,983	183,702
	10/17/01	17,000	—	16.80	10/17/11	01/10/08	1,259	25,747
	10/16/02	12,000	—	20.65	10/16/12
	10/15/03	10,000	—	23.94	10/15/13
	10/13/04	12,000	—	23.34	10/13/14
	10/19/05	14,000	—	21.57	10/19/15
	04/19/06	0	35,932	27.83	04/19/16
	10/18/06	8,667	4,333	26.87	10/18/16
	10/17/07	12,500	25,000	25.48	10/17/17
	02/27/08	0	50,000	22.68	02/27/18
	10/15/08	0	71,500	18.01	10/15/18

P.C. Reyelts	12/16/98	35,000	—	17.50	12/16/08	01/12/06	9,554	$195,379
	12/15/99	55,000	—	20.125	12/15/09	01/10/08	3,241	66,278
	10/18/00	78,160	—	11.82	10/18/10
	12/12/00	59,000	—	14.96	12/12/10
	10/17/01	70,000	—	16.80	10/17/11
	10/16/02	26,000	—	20.65	10/16/12
	10/15/03	38,000	—	23.94	10/15/13
	10/13/04	40,000	—	23.34	10/13/14
	02/23/05	100,000	—	22.935	02/23/15
	10/19/05	40,000	—	21.57	10/19/15
	10/18/06	23,334	11,666	26.87	10/18/16
	10/17/07	24,500	49,000	25.48	10/17/17
	10/15/08	0	86,500	18.01	10/15/18

S.L. Erdahl	12/16/98	35,000	—	17.50	12/16/08	01/12/06	8,952	$183,068
	12/15/99	48,000	—	20.125	12/15/09	01/10/08	2,650	54,193
	10/18/00	84,106	—	11.82	10/18/10	02/27/08	22,046	450,841
	12/12/00	51,000	—	14.96	12/12/10
	10/17/01	60,000	—	16.80	10/17/11
	01/02/02	20,000	—	19.80	01/02/12
	10/16/02	36,000	—	20.65	10/16/12
	10/15/03	32,000	—	23.94	10/15/13
	10/13/04	32,000	—	23.34	10/13/14
	10/19/05	30,000	—	21.57	10/19/15
	10/18/06	17,334	8,666	26.87	10/18/16
	10/17/07	18,834	37,666	25.48	10/17/17
	02/27/08	0	84,034	22.68	02/27/18
	10/15/08	0	66,500	18.01	10/15/18

G.E. Hendrickson	10/18/00	42,332	—	11.82	10/18/10	01/12/06	6,026	$123,232
	10/17/01	30,000	—	16.80	10/17/11	04/19/06	17,966	367,405
	10/16/02	25,000	—	20.65	10/16/12	01/10/08	2,167	44,315
	01/09/03	27,200	—	22.10	01/09/13
	10/15/03	20,000	—	23.94	10/15/13
	10/13/04	20,000	—	23.34	10/13/14
	10/19/05	25,000	—	21.57	10/19/15
	04/19/06	0	71,865	27.83	04/19/16
	10/18/06	16,000	8,000	26.87	10/18/16
	10/17/07	23,834	47,666	25.48	10/17/17
	02/27/08	0	75,000	22.68	02/27/18
	10/15/08	0	101,000	18.01	10/15/18

______________________

(1)

Option Vesting – grants dated 12/16/98 and subsequent grants vest in equal annual installments over three years, starting one year from date of grant, with the exceptions of grants dated 10/18/00 which were 100% vested at date of grant; Ms. Walker’s and Mr. Hendrickson’s grants dated 4/19/06 and 2/27/08 which features cliff vesting five years from date of grant; and Mr. Erdahl’s grant dated 2/27/08 which vests entirely on 1/31/11.

(2)

Stock Awards – all grants of restricted stock feature cliff vesting for three years from the date of grant, with the exception of Ms. Walker’s and Mr. Hendrickson’s restricted stock grant dated 4/19/06, which features cliff vesting for five years from the date of grant; and Mr. Erdahl’s restricted stock grant dated 2/27/08 which vests entirely on 1/31/11.

(3)	The market value of stock reported is based on the closing price of Valspar’s stock on the NYSE at fiscal year-end of $20.45.

The following table presents information regarding the number of shares acquired and the value realized on the exercise of stock options in fiscal 2008 and the number of shares acquired and the value realized on vesting in fiscal 2008 for our executive officers named in the Summary Compensation Table.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[2]
W.L. Mansfield	—	—	9,136	$181,350
			20,000	443,000
L.A. Walker	—	—	3,530	70,070
P.C. Reyelts	30,000	$199,350	7,682	152,488
S.L. Erdahl	22,000	116,380	8,098	160,745
G.E. Hendrickson	9,000	19,665	3,738	74,199

______________________

(1)	The value realized on the exercise of options is based on the difference between the exercise price and the fair market value of Valspar’s common stock on the date of exercise.

(2)

The amount of shares reported are restricted stock earned for fiscal year 2004 under the Key Employee Annual Bonus Plan that vested in January 2008. The value realized on the vesting of stock awards is based on the fair market value of Valspar’s common stock on the vesting date. Mr. Mansfield’s restricted stock grant of February 23, 2005 vested in February 2008.

2008 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
W.L. Mansfield	The Valspar Corporation Supplemental Executive Retirement Plan for William L. Mansfield[1]	—	$3,015,000[2]	N/A
L.A. Walker	None	—	—	—
P.C. Reyelts	None	—	—	—
S.L. Erdahl	None	—	—	—
G.E. Hendrickson	None	—	—	—

______________________

(1)	The terms of the Supplemental Executive Retirement Plan (SERP) for Mr. Mansfield are described below under “Potential Payments Upon Termination or Change in Control.”

(2)

This amount reflects the present value of accumulated benefits of Mr. Mansfield’s SERP. The following assumptions were applied to obtain the present value of accumulated benefit: Lump-Sum Discount Rate – 4.0%; and Retirement Date – October 31, 2008 as well as the provisions found in “Potential Payments Upon Termination or Change In Control” – “SERP for Chief Executive Officer,” starting on page 21.

Potential Payments Upon Termination or Change in Control

Termination Other Than Upon Change in Control

Upon a termination of employment (other than upon a change in control), the executive officers are entitled to payments and other benefits under a variety of Valspar plans and programs. We believe these agreements help the company hire and retain qualified executives. Benefits and payments are maintained if termination is due to retirement, death or disability, but benefits and payments are limited or forfeited if termination is voluntary or for cause.

Stock Options

Stock options granted under the 1991 Stock Option Plan and to be granted under the 2009 Omnibus Equity Plan (subject to stockholder approval under Proposal Number Two at the Annual Meeting), have the following attributes:

•

Early retirement after age 55 with an executed three-year non-compete agreement — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).

•	Retirement after age 60 — options vest immediately and are exercisable for the remainder of their term (subject to a three-year limitation for options granted before October 2007).

•	Death and disability — options vest immediately with one year to exercise, not to exceed original option term.

•	Termination — only the portion vested is exercisable within 30 days of termination, not to exceed original option term.

•	Termination for cause — forfeit of all outstanding grants (to the extent not previously exercised).

Restricted Stock

Restricted stock grants made under the Key Employee Annual Bonus Plan, the 2001 Stock Incentive Plan, and to be made under the 2009 Omnibus Equity Plan (subject to stockholder approval under Proposal Number Two at the Annual Meeting), have the following attributes:

•	Death and disability — outstanding restricted stock grants vest immediately.

•	Termination — forfeit of all outstanding restricted stock grants.

•	Termination for cause — forfeit of all outstanding restricted stock grants.

The compensation plans treat retirement differently. Under the 2001 Stock Incentive Plan, all shares remaining subject to restrictions are forfeited upon retirement. Under the Key Employee Bonus Plan, all restricted shares vest immediately upon retirement over the age of 55, subject to the requirement that an executive retiring under the age of 60 must enter into a three-year non-compete agreement. Under the 2009 Omnibus Equity Plan, each particular restricted stock agreement governs the vesting and forfeiture of restricted shares upon retirement.

Long-Term Incentive Bonus Program (LTIP) (no further awards after fiscal 2007)

•	Retirement after age 55 with an executed non-compete agreement — cash payment is pro rated for that portion of the performance period(s) during which the officer is employed.

•	Retirement after age 60 — cash payment is pro rated for that portion of the performance period(s) during which the officer is employed.

•	Death and disability — cash payment is pro rated for the portion of the performance period(s) during which the officer is employed.

Officer Retiree Medical Program

•

Retirement after age 55 — the officer is entitled to receive retiree medical if he or she has served three consecutive years as an officer and is not in competition with Valspar at any time after termination of employment.

•

Included dependents — the spouse and any eligible dependents of the retiree who, immediately prior to the retiree’s termination of employment, are covered under the retiree medical plan are eligible for coverage.

•

Coverage — the eligible persons are covered from the date of termination, at the same coverage available to an active employee for the retiree’s and spouse’s life. Eligible dependents are covered until the dependent ceases to be eligible under the plan. The coverage becomes secondary to Medicare coverage.

•

Premiums — the company charges the retiree (or his or her spouse) for the full cost of the coverage premiums, but the company reimburses the retiree for that portion of the coverage premiums that the company would have paid if the retiree were an active employee, and also provides a gross-up payment for taxes that relate to the medical benefit.

SERP for Chief Executive Officer

•

Effective June 22, 2005, Valspar established an unfunded supplemental executive retirement plan (the “SERP”) for William L. Mansfield, Valspar’s President and Chief Executive Officer. The SERP was amended and restated effective December 31, 2008, to comply with Section 409A of the Internal Revenue Code and changes to Minnesota income tax laws.

•

The SERP was designed to provide additional benefits upon retirement of Mr. Mansfield at or after age 60, tied to a fixed percentage of his average base salary and annual cash incentive bonus over the five highest compensation years out of the most recent ten-year period of employment prior to termination.

•

Mr. Mansfield will be entitled to receive the benefits under the SERP if his employment terminates due to death, disability, change in control of Valspar, normal retirement at or after age 60 or involuntary termination by Valspar other than for cause.

•	Valspar’s obligation to pay the SERP benefit is unfunded and unsecured.

•

The SERP benefit will consist of a lump sum payment following termination of employment, equal to the actuarial equivalent of a monthly annuity for Mr. Mansfield’s life expectancy based on percentages of the average of Mr. Mansfield’s highest five years of compensation over the ten years prior to termination, with such percentages ranging from 25% of his average compensation upon normal retirement at age 60 to 40% of his average compensation upon retirement at age 65.

•	Determination of SERP Benefit:

°	The payment is equal to the “target pension” (described below), less an offset for benefits received under The Valspar Savings and Retirement Plan and the Lost ERISA plan.

°	The target pension level is determined 90 days prior to the payment of the SERP benefit, and the benefit offset is determined on the date of separation, death or disability.

•	Target Pension

Age at Separation of Service	Percentage of Average Monthly Compensation
60	25%
61	28%
62	31%
63	34%
64	37%
65	40%

Severance Policy for Officers

The Compensation Committee has approved a severance policy for officers, providing for certain severance benefits in the event of termination without cause, but only if the officer signs a three-year non-compete agreement:

•	One year’s base pay

•

Immediate vesting of LTIP benefits, pro rata for the portion of the performance period(s) during which the officer was employed, with the payout increased as if the officer completed one year’s additional service (no further LTIP awards to be granted after fiscal 2007)

•	Immediate vesting of all stock options

•	Retiree medical benefits if the officer has reached age 55

Hypothetical Termination Payments

The following tables provides information on the potential payments that would have been payable to each of the named executives under existing contracts, agreements, plans or arrangements, for various scenarios involving termination of employment (other than a change in control) if the triggering events for the payments had each occurred on October 31, 2008. The tables use the closing price of our common stock of $20.45 as of October 31, 2008. These benefits are in addition to benefits available prior to the occurrence of any termination of employment to all salaried employees, such as distributions under The Valspar’s Savings and Retirement Plan.

W.L. Mansfield	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance.	0	0	0	$900,000	0	0	0
Cash Bonus	$297,099	$297,099	$297,099	297,099	0	$297,099	$297,099
Unvested Stock Options	0	634,400	634,400	634,400	0	634,400	634,400
Unvested Restricted Stock	0	571,762	571,762	0	0	571,762	571,762
LTIP	1,155,000	1,155,000	1,155,000	1,155,000	0	1,155,000	1,155,000
Retiree Medical	0	94,000	94,000	94,000	0	50,000	50,000
SERP	0	0	3,015,000	3,015,000	0	3,015,000	3,015,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$1,452,099	$2,752,261	$5,767,261	$6,095,499	0	$5,723,261	$5,723,261

L.A. Walker	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance.	0	0	0	$375,000	0	0	0
Cash Bonus	$66,317	$66,317	$66,317	66,317	0	$66,317	$66,317
Unvested Stock Options	0	174,460	174,460	174,460	0	174,46	174,460
Unvested Restricted Stock	0	100,901	100,901	0	0	284,603	284,603
LTIP	326,813	326,813	326,813	326,813	0	326,813	326,813
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$393,130	$668,491	$668,491	$942,590	0	$852,193	$852,193

P.C. Reyelts	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance.	0	0	0	$558,000	0	0	0
Cash Bonus	$116,214	$116,214	$116,214	116,214	0	$116,214	$116,214
Unvested Stock Options	0	211,060	211,060	211,060	0	211,060	211,060
Unvested Restricted Stock	0	261,657	261,657	0	0	261,657	261,657
LTIP	656,185	656,185	656,185	656,185	0	656,185	656,185
Retiree Medical	0	119,000	119,000	119,000	0	100,000	100,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$772,399	$1,364,116	$1,364,116	$1,660,459	0	$1,345,116	$1,345,116

S.L. Erdahl	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance.	0	0	0	$483,000	0	0	0
Cash Bonus	$93,266	$93,266	$93,266	93,266	0	$93,266	$93,266
Unvested Stock Options	0	162,260	162,260	162,260	0	162,260	162,260
Unvested Restricted Stock	0	237,260	237,260	0	0	688,101	688,101
LTIP	483,188	483,188	483,188	483,188	0	483,188	483,188
Retiree Medical	0	140,000	140,000	140,000	0	72,000	72,000
Perquisites	0	0	0	0	0	0	0
TOTALS	$576,454	$1,115,974	$1,115,974	$1,361,714	0	$1,498,815	$1,498,815

G.E. Hendrickson	Voluntary Termination	Early Retirement Age 55 w/non-compete	Normal Retirement Age 60	Involuntary not for Cause Termination	Involuntary for Cause Termination	Death	Disability
Cash Severance.	0	0	0	$525,000	0	0	0
Cash Bonus	$116,822	$116,822	$116,822	116,822	0	$116,822	$116,822
Unvested Stock Options	0	246,440	246,440	246,440	0	246,440	246,440
Unvested Restricted Stock	0	167,547	167,547	0	0	534,952	534,952
LTIP	480,000	480,000	480,000	480,000	0	480,000	480,000
Retiree Medical	0	0	0	0	0	0	0
Perquisites	0	0	0	0	0	0	0
TOTALS	$596,822	$1,010,809	$1,010,809	$1,368,262	0	$1,378,214	$1,378,214

Change in Control Arrangements

Valspar has entered into agreements with officers, including the named executives, providing for the continued employment of such executives for a period of up to two years following a change in control of Valspar. During such two-year period, executives would continue to be employed and compensated commensurate with their positions and compensation prior to the change in control. The change in control agreements each have a two-year term, subject to an annual evergreen extension for an additional two years. The company is permitted to terminate the agreement by providing the executive with written notice of termination at least 60 days prior to the next annual renewal date. The employment and severance compensation provisions of the agreement do not, however, take effect until a Change in Control (defined below) has occurred during the term of the agreement.

Under the change in control agreements, an executive becomes entitled to a lump sum payment and the continuation of certain benefits upon any termination of the executive’s employment with Valspar (or an applicable subsidiary), after a change in control, for any reason other than: (a) by the executive without good reason; (b) by Valspar as a result of the disability of the executive or for cause; or (c) as a result of the death of the executive. Severance payments required under each agreement include a lump sum amount equal to three times the named executive’s annual base salary and target annual bonus (plus three years of continued benefits). For this purpose, the “annual base salary” is defined as the 12 times the highest monthly base salary paid (or payable) to the executive in the one-year period preceding the month in which a Change in Control Period (as defined below) begins; and the “target annual bonus” is defined as the targeted annual cash bonus payment for the fiscal year during which a Change in Control Period begins. The company will also be obligated to provide the executive (and his or her family) with health care and life insurance benefits at least equal to, and at the same after-tax cost, as those which would have been provided absent a termination (subject to alteration in the event that such benefits are later increased to peer executives at the company).

Under the change in control agreements, Valspar will at its sole expense provide a terminated executive with outplacement services substantially similar to those available to the executive immediately prior to the change in control. In addition, Valspar will pay all legal fees and expenses that an executive reasonably incurs as a result of any contest (regardless of the outcome thereof) respecting the validity or enforceability of, or liability under, any provision of the executive’s change in control agreement or any guarantee of performance thereof (including as a result of any contest by the executive about the amount of any payment pursuant to the change in control agreement), plus interest. Finally, Valspar will also pay any excise taxes that the executive may incur as a result of such payments, and any income and excise taxes on such excise tax payments.

Definitions

“Change in Control” means any of the following:

•

any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the company or (B) the combined voting power of the then-outstanding voting securities of the company entitled to vote generally in the election of directors provided, however, that (i) any acquisition directly from the company, (ii) any acquisition by the company and (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the company or any affiliated company do not constitute a Change in Control;

•

individuals who, as of the date of the agreement, constitute the Board of Directors (the “Incumbent Board”), together with any individuals becoming a director after the date of the agreement whose election, or nomination for election by the company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, ceasing for any reason to constitute at least a majority of the Board of Directors;

•

subject to certain limited exceptions, any consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the company, or the acquisition of assets or stock of another entity by the company or any of its subsidiaries (each, a “Business Combination”); or

•	approval by our stockholders of a complete liquidation or dissolution of Valspar.

“Change in Control Period” means the period commencing on the date of the agreement and ending on the second anniversary of that date; provided, however, that, commencing on each anniversary date of a change in control agreement (such date, the “Renewal Date”), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the company shall give notice to the executive that the Change in Control Period shall not be so extended.

“Good Reason” means:

•

the assignment to the executive of any duties inconsistent in any respect with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the agreement, or any action by the company that results in a diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the company’s ceasing to be a publicly traded entity), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the company promptly after receipt of notice thereof given by the executive;

•

any failure by the company to comply with any of the compensation-related provisions of the change in control agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the company promptly after receipt of notice thereof given by the executive;

•

requiring the executive to be based at (i) any office or location other than as determined under the change in control agreement and that increases the distance or duration of the executive’s commute, (ii) a location other than the principal executive offices of the company if the executive was employed at such location immediately prior to any change in control or (iii) any location that increases the distance or duration of the executive’s commute;

•	any purported termination by the company of the executive’s employment otherwise than as expressly permitted by the change in control agreement; or

•	any other action or inaction that constitutes a material breach by the company of the change in control agreement.

For the above purposes, any good faith determination of Good Reason made by the executive shall be conclusive. The executive’s mental or physical incapacity following the occurrence of an event constituting Good Reason shall not affect the executive’s ability to terminate employment for Good Reason, and the executive’s death following delivery of a notice of termination for Good Reason shall not affect the entitlement of the executive’s estate to severance payments benefits provided hereunder upon a termination of employment for Good Reason.

“Cause” means (1) the willful and continued failure of an executive to perform substantially the executive’s duties (other than any failure resulting from incapacity due to physical or mental illness or following the executive’s delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the executive by the Board of Directors that specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (2) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company. For these purposes, no act, or failure to act, on the part of an executive is considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the company. In this regard, any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board of Directors (or the board of directors of an applicable subsidiary), or (B) the advice of counsel for the company shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the company.

In addition to the change in control agreements, Valspar’s equity and non-equity compensation plans also contain provisions regarding changes in control. Under the equity plans, including the 2009 Omnibus Equity Plan for which stockholder approval is sought under Proposal Number Two, and under individual award agreements, any unvested stock options and restricted stock vest immediately upon a change in control of Valspar and stock options are exercisable for the remainder of their term. Under the non-equity plans governing awards made prior to fiscal 2008 (LTIP awards), outstanding awards with remaining performance periods vest immediately with a cash payment equal to the value calculated to include actual financial results for fiscal years already completed and assuming achievement of target results for each fiscal year remaining in any performance period.

Potential Payments Upon Change In Control

The following table provides information on the potential payments that would have been payable to each of the named executives under existing contracts, agreements, plans or arrangements, for a change in control if the change in control and any other triggering event for the payments had each occurred on October 31, 2008.

	Cash Severance[1]	Stock Options[2]	Restricted Stock[3]	LTIP[4]	Retiree Medical[5]	SERP[6]	Gross-Up Payment[7]	TOTAL
W.L. Mansfield	$5,670,000	$634,400	$571,762	$255,000	$3,000	$3,015,000	$2,758,609	$12,907,771
L.A. Walker	1,856,250	174,460	284,603	70,875	0	—	1,125,136	3,511,324
P.C. Reyelts	2,845,800	211,060	261,657	139,388	28,000	—	—	3,485,905
S.L. Erdahl	2,390,850	162,260	688,101	103,500	24,000	—	—	3,368,711
G.E. Hendrickson	2,835,000	246,440	534,952	120,000	34,000	—	1,674,120	5,444,512

______________________

(1)	Cash severance includes three times the base salary and target bonus amounts in effect as of October 31, 2008.

(2)	Represents acceleration of unvested stock options with the value being the difference between the aggregate market price at fiscal year-end of $20.45 and the aggregate exercise price.

(3)	Represents the aggregate fair market value of the restricted stock for which vesting would be accelerated as of the date of the change in control.

(4)

Represents the acceleration of vesting of outstanding awards with remaining performance periods with a cash payment equal to the value calculated to include actual financial results for fiscal years already completed and assuming achievement of target results for each fiscal year remaining in any performance period. Any fiscal years already completed by the date of the change in control are not included.

(5)

Represents 36 months of coverage to the executive, at active employee rates, for health insurance, life insurance, dental insurance and disability insurance benefits, less the value of benefits broadly available to non-executives upon a change in control.

(6)	This amount reflects the present value of accumulated benefits of Mr. Mansfield’s SERP that would be payable in a single lump sum upon a change in control as of October 31, 2008.

(7)

This amount reflects the amount equal to the excise tax and taxes thereon charged, if any, to the named executives as a result of any change in control payments under Section 280G of the Internal Revenue Code.

Director Compensation

Fees Payable in Cash or Stock. In fiscal 2009, non-employee directors receive an annual fee of $75,000, with the Chairs of the Audit and Compensation Committees receiving an annual fee of $90,000. For 2008, non-employee directors received an annual fee of $65,000, with the Chairs of the Audit and Compensation Committees receiving an annual fee of $80,000. At a director’s option, the annual fee may be paid by Valspar purchasing shares of its common stock in the open market on behalf of the director. Any costs of such purchases are paid by Valspar. No meeting fees are paid to non-employee directors.

Non-employee directors appointed to any subcommittee of the standing committees of the Board of Directors receive an additional cash retainer of $5,000.

Ms. Boren, as Lead Director in fiscal 2009, will receive a cash retainer of $35,000 in addition to the standard annual director fee of $75,000 and stock options with a value equal to $75,000. For 2008, Ms. Boren as Lead Director received a cash retainer of $35,000 in addition to the standard annual director fee of $65,000 and stock options with a value equal to $65,000.

Annual Non-Qualified Stock Option Grant. Each non-employee director is granted non-qualified stock options every year under Valspar’s Stock Option Plan for Non-Employee Directors. For grants in respect of service in fiscal year 2008, each non-employee director serving as a member of the Board of Directors on the date of the October Board meeting was granted on the date of such meeting non-qualified stock options with a value equal to $65,000. The valuation of the option is based on the valuation of the options for purposes of Valspar’s audited financial statements for the prior fiscal year. The per share option exercise price is equal to 100% of the fair market value of Valspar’s common stock on the date of grant as determined by the closing price on the date of grant. Each option is immediately exercisable in full, has a term of ten years and is transferable to family members during the lifetime of the optionee. The non-employee directors received options on October 15, 2008 to purchase the following numbers of shares at an exercise price of $18.01 per share: Mr. Bode, 10,950 shares; Ms. Boren, 10,950 shares; Mr. Curler, 10,950 shares; Mr. Gaillard, 10,950 shares; Ms. Haugarth, 10,950 shares; Dr. Jemison, 10,950 shares; Mr. Newlin, 10,950 shares; Mr. Palen, 10,950 shares; and Dr. White, 10,950 shares.

New Director Non-Qualified Stock Option Grant. New directors of Valspar may receive non-qualified stock options, intended to attract new directors of high caliber and qualifications and recognize their immediate contributions to Valspar. In fiscal 2008, no such non-qualified stock option grants were made. In cases where non-qualified stock options are granted to attract a new director, the per share exercise price will be equal to 100% of the fair market value of Valspar’s common stock on the date of grant as determined by the closing price on the date of grant. Ordinarily, each option is immediately exercisable in full, has a term of ten years and is transferable to family members during the lifetime of the optionee.

Board Retirement. Option grants in October 2008 and October 2007, and subsequent grants, will be exercisable for their full remaining term following a non-employee director’s retirement. Options granted prior to October 2007 are exercisable for a period of three years after the date the non-employee director retires, not to exceed the grant’s original expiration date.

Reimbursement of Out-of-Pocket Expenses. Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from meetings of the Board of Directors or its committees and for related activities, including director education courses.

2008 DIRECTOR COMPENSATION

The table below summarizes the compensation paid to non-employee directors during fiscal 2008.

Name	Fees Earned or Paid in Cash or Stock ($)[1,3]	Option Awards ($)[2]	Total $
J.S. Bode — Audit Chair.	$80,000	$65,000	$145,000
S.S. Boren — Governance Chair / Lead Director	100,000	65,000	165,000
J.H. Curler	65,000	65,000	130,000
C.W. Gaillard	65,000	65,000	130,000
J.S. Haugarth	65,000	65,000	130,000
M.C. Jemison	65,000	65,000	130,000
T.R. McBurney[3]	51,667	0	51,667
S.D. Newlin	65,000	65,000	130,000
G.R. Palen — Compensation Chair	80,000	65,000	145,000
R.L. White	65,000	65,000	130,000

______________________

(1)

Annual retainer of $65,000 taken in cash and/or stock purchased on the open market, with commissions paid by Valspar. Chairs of the Audit and Compensation Committees receive an annual fee of $80,000. For her services as Lead Director in fiscal 2008, Ms. Boren received a cash retainer of $35,000, in addition to the annual director retainer of $65,000. Directors may elect to receive all or a portion of their annual director retainers in Valspar common stock or cash. For those directors who elected to receive common stock, the number of shares purchased on the open market on June 11, 2008 at $20.98 per share were: Mr. Bode — 3,800 shares; Ms. Boren — 2,375 shares; Mr. Curler — 3,088 shares; Mr. Gaillard — 3,088 shares; Mr. Palen — 3,800 shares and Dr. White — 3,088 shares.

(2)

The dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for fair value of stock options granted. The fair value was estimated using the Black-Scholes option-pricing model in accordance with SFAS 123R. The fair value of options granted to each director in fiscal 2008 on the date of grant was $65,000 for each of the directors. Outstanding option awards at fiscal year end: Mr. Bode — 43,500 shares; Ms. Boren —85,100 shares; Mr. Curler — 85,000 shares; Mr. Gaillard — 77,900 shares; Ms. Haugarth — 22,600 shares; Dr. Jemison — 64,000 shares; Mr. Newlin — 22,600 shares; Mr. Palen — 82,500 shares and Dr. White — 75,400 shares.

(3)

Mr. McBurney retired from the Board on February 27, 2008. Fees reported include the prorated dollar amount (4 months) for his annual director retainer of $21,667 and $30,000 for his non-executive Chair retainer.

PROPOSAL NUMBER TWO

Approval of The Valspar Corporation 2009 Omnibus Equity Plan

We are asking our stockholders to approve The Valspar Corporation 2009 Omnibus Equity Plan (the “Omnibus Plan”). Our Board of Directors adopted the Omnibus Plan on December 10, 2008, subject to stockholder approval. We currently award stock options and restricted stock under the Corporation’s 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors, Key Employee Restricted Stock Plan and 2001 Stock Incentive Plan (together, the “Prior Plans”). We have maintained four, separate share reserves totaling 5,218,903 shares of common stock for issuance pursuant to stock options and restricted stock granted to participants under the Prior Plans. Following stockholder approval of the Omnibus Plan, no further awards will be made under the Prior Plans. Nevertheless, any award earlier granted under a Prior Plan will continue to be governed by the terms of that plan.

The purpose of the Omnibus Plan is to increase stockholder value and to advance the interests of the Corporation by furnishing a variety of incentives designed to attract, retain and motivate key employees and consultants of the Corporation and its subsidiaries and directors of the Corporation. The Omnibus Plan will replace the Prior Plans with a single plan that permits us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on then-current objectives for aligning compensation with stockholder value.

The following is a summary of the material terms of the Omnibus Plan and is qualified in its entirety by reference to the Omnibus Plan. A copy of the full text of the Omnibus Plan is available in print to any stockholder upon request to the Corporate Secretary, The Valspar Corporation, 1101 Third Street South, Minneapolis, MN 55415 and is also filed with the SEC.

Administration

Our Compensation Committee will administer the Omnibus Plan and will have complete authority to award incentives, to interpret the plan and to make any other determination which it believes necessary and advisable for the proper administration of the plan. The committee’s decisions on matters relating to the Omnibus Plan are final and conclusive on the Corporation and the participants.

The Corporation’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant stock options under the Omnibus Plan to purchase up to 5,000 shares each to employees of the Corporation who are not officers. Such discretionary grants may not exceed 25,000 shares in total in any fiscal year. Subject to these limitations, the Chief Executive Officer will determine from time to time (i) the employees to whom these grants will be made, (ii) the number of shares to be granted, and (iii) the terms and provisions of each stock option (which need not be identical).

Eligible Participants

Officers of the Corporation, employees of the Corporation or a subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Corporation or a subsidiary are eligible to receive incentives under the Omnibus Plan when designated by the committee.

Shares Available For Awards

The aggregate number of shares of our common stock available for awards made under the Omnibus Plan will be 5,218,903, which is the total number of shares currently reserved under all the Prior Plans. If an incentive granted under the Omnibus Plan (or previously granted under any of the Prior Plans) expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the Omnibus Plan pursuant to another incentive award, subject to the plan’s share counting requirements for incentives other than stock options or stock appreciation rights (SARs). However, the number of shares of common stock awarded under the Omnibus Plan pursuant to all incentives other than stock options and SARs will reduce the number of shares of common stock available to be awarded under the plan by a multiple of 2.53 times the actual number of shares of common stock awarded pursuant to any such incentive other than stock options and SARs. For example, if the committee awards 100 shares of restricted stock to a participant, the number of shares remaining and available to be issued under Omnibus Plan will be reduced by 253 shares. Any shares of common stock covered by a stock option or SAR will be counted in full against the share limitation, regardless of the number of shares of common stock actually issued upon the exercise of such stock option or SAR.

In any one fiscal year, no person may receive awards under the Omnibus Plan that could result in that person receiving, earning or acquiring (a) stock options and SARs for, in the aggregate, more than 500,000 shares of common stock, (b) stock awards, restricted stock, restricted stock units and performance shares, in the aggregate, covering more than 250,000 shares of common stock and (c) performance awards payable in cash with a maximum amount payable exceeding $3,000,000.

The number of shares authorized under the Omnibus Plan and the limitations on awards in any fiscal year will be adjusted appropriately by the committee in the event of any change in the outstanding common stock of the Corporation by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, in order to reflect the change in the common stock and to provide participants with the same relative rights before and after such adjustment.

Types of Awards and Terms and Conditions

The Omnibus Plan permits the granting of incentives in any one or a combination of the following forms:

•	non-qualified stock options which are not intended to qualify under Section 422 of the Internal Revenue Code (the “Code”);

•	SARs payable in shares of common stock;

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property; and

•	stock awards.

Payment of incentives may be in the form of cash, shares of common stock, or any combination as determined by the committee.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The exercise price will be payable (a) in cash upon exercise of the stock option, payable by certified check or bank draft, or otherwise as determined by the committee; (b) to the extent permitted in the option agreement, by the delivery of shares of common stock in payment of all or any part of the exercise price, valued at the fair market value on the date the stock option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Corporation to withhold from the shares of common stock issuable upon exercise of the stock option shares of common stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, valued at fair market value.

The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of that option.

Stock Appreciation Rights. An SAR is a right to receive, without payment to the Corporation, the aggregate amount of appreciation in the number of shares of common stock covered by the SAR, payable in the form of shares of common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the committee. The term of each SAR will be determined by the committee but shall not exceed ten years from the grant date. An SAR may be granted (a) with respect to any stock option either concurrently with the grant of such stock option or at such later time as determined by the committee or (b) alone, without reference to any related stock option.

The exercise price per share of any SAR may not be less than the fair market value of our common stock on the date of grant of that SAR.

Restricted Stock. Restricted stock is common stock that is sold or transferred to a participant at a price, if any, determined by the committee and subject to restrictions and other terms and conditions established by the committee. The restrictions may include a prohibition against transfer of the shares, to lapse at such time or times as the committee determines, and a requirement that the holder forfeit (or resell back to the Corporation at his or her cost) all or a part of such shares in the event of termination of his or her employment or consulting engagement while the shares are subject to restrictions. A participant receiving restricted stock generally will have all the rights of a stockholder with respect to shares of stock during any period in which the shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote the shares. Dividends paid in cash or property other than common stock with respect to shares of restricted stock will be paid to the participant currently.

Restricted Stock Units. A restricted stock unit is a right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the committee. Participants who receive restricted stock units will have no rights as stockholders with respect to such restricted stock units until the share certificates for common stock are issued to the participants. However, to the extent provided by the committee in the award agreement, quarterly during the applicable restricted period, the Corporation will pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Corporation on the equivalent number of shares of common stock. Except as otherwise determined by the committee, if the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock units will be forfeited.

Performance Awards. A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period.

Performance goals applicable to a performance award will be established by the committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following business criteria: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. Any of the above criteria may be used to measure the performance of the Corporation, a subsidiary and/or affiliate of the Corporation as a whole or any business unit of the Corporation, subsidiary, and/or such an affiliate or any combination thereof, as the committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the committee, in its sole discretion, deems appropriate, or the committee may select criteria based on the Corporation’s share price as compared to various stock market indices. The committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

The committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Corporation or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

With the consent of the committee, a participant who has been granted a performance award may elect to defer receipt of all or any part of any distribution associated with that performance award pursuant to the terms of a deferred compensation plan of the Corporation, subject to compliance with Section 409A of the Code.

Stock Awards. The committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the limitations in the Omnibus Plan.

Transferability of Awards

Unless otherwise provided by the committee, awards (other than stock awards) under the Omnibus Plan may only be transferred by will or by the laws of descent and distribution. The committee may permit limited transfers of awards to family members.

Effect of Retirement

In the event of a participant’s retirement, to the extent provided in the incentive agreement, (1) all outstanding restricted stock awards, stock options, SARs and restricted stock units previously granted to the participant will become 100% vested, (2) the participant will be entitled to exercise any outstanding stock options and SARs for the remainder of the original term of the stock option or SAR, provided that if the Participant violates his or her applicable non-compete agreement, all of his or her unexercised stock options and SARs will terminate immediately and be forfeited to the Corporation and (3) the participant will become entitled to a distribution of any performance award based on actual achievement of the performance goals, except that for fiscal years after the fiscal year during which the retirement occurred, the committee will establish an assumed level of achievement. Retirement means termination of employment for any reason other than for cause after the participant has attained the age of 60 years (or age 55 if the participant has executed a three-year non-compete agreement).

Effect of Change in Control

In the event of a change in control, the committee or its successor will provide that the awards will accelerate and vest in full, and all stock options and SARs must be exercised within a specified period of time or they will terminate, and that all Performance Awards are deemed earned. The committee may, but is not obligated to, provide for an appropriate cash payment to each participant who holds a stock option or SAR that is terminated.

A change in control is defined in the Omnibus Plan to include the following events, all with certain important exceptions specified in the Omnibus Plan: (i) any individual, entity or group becomes the beneficial owner of 20% or more of the outstanding shares voting power of the Corporation; (ii) individuals who, as of the effective date of the plan, constitute the Board cease for any reason to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries; or (iv) approval by the stockholders of a complete liquidation or dissolution of the Corporation.

Prohibition on Repricing Awards

Without the prior approval of the Corporation’s stockholders, no stock option or SAR under the Omnibus Plan will be repriced, replaced, or regranted through cancellation, the exercise price of a previously granted stock option or SAR will not be lowered, and no stock option or SAR whose fair market value is lower than its exercise price will be exchanged for cash or another award, except as adjustments are permitted under other provisions of the Omnibus Plan, such as the provisions providing for adjustment upon stock splits and similar events.

Duration, Termination and Amendment

The Omnibus Plan became effective upon its approval by the Board, subject to approval by the Corporation’s stockholders. The Omnibus Plan will remain in effect until all incentives granted under the Omnibus Plan have either been satisfied by the issuance of shares or the payment of cash or have been terminated under the terms of the Omnibus Plan and all restrictions imposed on shares of common stock have lapsed. No incentives may be granted under the Omnibus Plan after the tenth anniversary of the date the Omnibus Plan is approved by stockholders.

The Board or committee may amend or discontinue the Omnibus Plan at any time. However, no such amendment or discontinuance may adversely change or impair an outstanding incentive, without the consent of the recipient. Further, no such amendment shall, without approval of the stockholders of the Corporation, (a) increase the maximum number of shares of common stock which may be issued to all participants under the Omnibus Plan, or (b) make any other change for which stockholder approval is required by law or under the applicable rules of the NYSE.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the participant.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon the exercise of a SAR, the amount of any cash received by the participant and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held. Ordinarily, any gain realized upon a disposition will be treated as a capital gain, with the precise character of that gain (either short or long term) being determined by the length of time during which the holder has held the shares. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR.

Awards Other than Options and SARs. As to other awards granted under the Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the Omnibus Plan are “qualified performance based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Omnibus Plan.

Delivery of Shares for Tax Obligation. Under the Omnibus Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon any terms and conditions it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Withholding. The Corporation has the right to withhold from any payments made under the Omnibus Plan or to collect as a condition of payment, any taxes required by law to be withheld. The participant may satisfy this obligation in whole or in part by electing to have the Corporation withhold shares of common stock having a fair market value up to the minimum amount of withholding taxes required to be collected on the transaction.

New Plan Benefits and Record Date Information for Prior Plans

No benefits or amounts have been granted, awarded or received under the Omnibus Plan. The committee in its sole discretion will determine the number and types of awards that will be granted. Therefore, it is not possible to determine at this time the benefits that will be received by eligible participants if the Omnibus Plan is approved by our stockholders. The closing price per share of our common stock as reported on the NYSE on December 29, 2008, was $16.94.

Stockholders of record on December 29, 2008 will be entitled to receive notice of and to vote at the meeting. As of December 29, 2008, there were 100,024,908 common shares outstanding, 11,767,229 stock options outstanding with a weighted average exercise price of $21.11 and a weighted average remaining term of 5.9 years, 247,739 shares of restricted stock (full value awards) outstanding and 5,218,903 shares remaining available for grants under the Prior Plans.

Approval of Omnibus Equity Plan

The Board is seeking stockholder approval of the 2009 Omnibus Equity Plan including the categories of performance targets for awards to the Designated Executive Officers. Approval of these categories is necessary to allow the awards to the Designated Executive Officers to comply with the requirements of Section 162(m) of the Internal Revenue Code.

Vote Required

The Board recommends that stockholders approve the 2009 Omnibus Equity Plan. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for approval of the 2009 Omnibus Equity Plan.

PROPOSAL NUMBER THREE

Appointment of Auditors

The Board of Directors has appointed Ernst & Young LLP to examine the Corporation’s consolidated financial statements for the fiscal year ending October 30, 2009. Ernst & Young LLP acted as the Corporation’s auditors for the fiscal year ended October 31, 2008. A representative of Ernst & Young LLP is expected to be present at the 2009 annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Auditor Fee Information

Audit Fees

Fees for audit services totaled $2,695,808 in 2008 and $2,790,544 in 2007, which includes fees associated with the annual financial statement audit, audit of internal controls over financial reporting, foreign statutory audits, the reviews of the Corporation’s quarterly reports on Form 10-Q and registration statements filed with the SEC.

Audit-Related Fees

Fees for audit-related services totaled $21,836 in 2008 and $23,176 in 2007. Audit-related services principally include accounting and reporting assistance, as well as other audits required by contract or regulation.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning totaled $235,440 in 2008 and $175,496 in 2007.

All Other Fees

The Corporation did not incur fees except as indicated in the above categories.

Pre-Approval of Services by Independent Auditors

As permitted under applicable law, the Audit Committee may pre-approve from time to time certain types of services, including tax services, to be provided by the Independent Auditors. As provided in the Charter of the Audit Committee, and in order to maintain control and oversight over the services provided by the Independent Auditors, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the Independent Auditors and not to engage the Independent Auditors to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee may delegate pre-approval authority to the Audit Committee Chair, but any decision by the Committee Chair on pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record on December 29, 2008 will be entitled to receive notice of and vote at the meeting. As of the record date, there were outstanding and entitled to be voted at the meeting 100,024,908 shares of common stock, each share being entitled to one vote.

Share Ownership of Certain Beneficial Owners

The following information concerning ownership of common stock of the Corporation is furnished as of the record date, unless otherwise indicated, with respect to all persons known by the Corporation to be the owner, of record or beneficially, of more than five percent of the outstanding common stock of the Corporation. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
C. Angus Wurtele 4900 IDS Center 80 South 8th Street Minneapolis, MN 55402	6,055,114[1]	6.05%

Earnest Partners, LLC 1180 Peachtree Street, Suite 2300 Atlanta, GA 30309	5,027,254[2]	5.03%

______________________

(1)	Shares reported on Schedule 13G as of February 12, 2008. Includes 38,400 shares owned by Mr. Wurtele’s wife.

(2)

Shares reported on Schedule 13G as of October 10, 2008. Earnest Partners, LLC, an investment adviser, reports sole voting power over 2,023,738 shares, shared voting power over 1,519,416 shares and sole dispositive power over 5,027,254 shares.

Share Ownership of Management

The following table lists, as of December 29, 2008, the beneficial ownership of common stock for all directors, each of the named executives and all directors and executive officers as a group. Except as otherwise indicated, no director or executive officer individually owns as much as 1 % of the total outstanding shares of common stock.

Name	Shares[1]	Name	Shares[1]
John S. Bode	51,240[2]	Mae C. Jemison	65,769[2]
Susan S. Boren	121,618[2,7]	William L. Mansfield	690,367[3]
Jeffrey H. Curler	115,866[2]	Stephen D. Newlin	26,174[2]
Steven L. Erdahl	555,141[3,4,7]	Gregory R. Palen	130,615[2,5]
Charles W. Gaillard	101,428[2]	Paul C. Reyelts	1,320,183[3,6,7,8]
Janel S. Haugarth	24,174[2]	Lori A. Walker	144,629[3]
Gary E. Hendrickson	292,130[3]	Richard L. White	95,906[2]
All directors and executive officers as a group			4,338,899[2,3,7,8]

______________________

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to shares shown as beneficially owned.

(2)

Includes shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s Stock Option Plan for Non-Employee Directors, as follows: Mr. Bode, 43,500 shares; Ms. Boren, 85,100 shares; Mr. Curler,

85,000 shares; Mr. Gaillard, 77,900 shares; Ms. Haugarth, 22,600 shares; Dr. Jemison, 64,000 shares; Mr. Newlin, 22,600 shares; Mr. Palen, 82,500 shares; and Dr. White, 75,400 shares.

(3)

Includes shares indirectly owned as of October 31, 2008 through The Valspar Savings and Retirement Plan, and over which each participant has sole voting power, as follows: Mr. Mansfield – 1,632 shares; Ms. Walker – 6,304 shares; Mr. Reyelts – 113,365 shares; Mr. Erdahl – 2,279 shares; and Mr. Hendrickson – 9,785 shares; and executive officers as a group, 151,641 shares. Also includes the following numbers of shares which may be acquired within 60 days by exercise of outstanding options under the Corporation’s stock option plans, as follows: Mr. Mansfield, 620,001 shares; Ms. Walker, 104,167 shares; Mr. Reyelts, 553,994 shares; Mr. Erdahl, 429,274 shares; Mr. Hendrickson, 229,366 shares; and executive officers as a group, 2,383,588 shares.

(4)	Includes 18 shares owned by Mr. Erdahl’s wife.

(5)	Includes 240 shares owned by Mr. Palen’s wife.

(6)	Includes 60,160 shares owned by Mr. Reyelts’ wife and 1,000 shares for which Mr. Reyelts’ wife is custodian for their children.

(7)	Include shares which are pledged as security, as follows: Ms. Boren – 43,622 shares; Mr. Erdahl – 89,922 shares; and Mr. Reyelts – 571,004 shares.

(8)	Percentages of the outstanding shares of common stock beneficially owned by these persons are as follows: Mr. Reyelts, 1.3%; all directors and executive officers as a group, 4.3%.

ADDITIONAL INFORMATION

Other Business

Management is not aware of any matters to be presented for action at the meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2010 Stockholder Proposals

If you would like to submit a proposal for us to include in the proxy statement for our 2010 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by September 18, 2009. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2010 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than September 18, 2009, and no later than October 18, 2009. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading “CORPORATE GOVERNANCE —Director Nomination Process” on page 4.

If you would like to present a proposal at our 2010 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than September 18, 2009, and no later than October 18, 2009.

If the presiding officer at the 2010 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Ability of Stockholders and Other Interested Parties to Communicate with the Corporation’s Board of Directors

The Corporation’s Board of Directors has established several means for stockholders and other interested parties to communicate with the Corporation’s Board of Directors. Concerns regarding the Corporation’s financial statements, accounting practices or internal controls should be submitted in writing to the Chairman of the Audit Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If the concern relates to the Corporation’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Governance Committee in care of the Corporate Secretary at the Corporation’s headquarters address. If a stockholder or other interested parties are unsure as to which category the concern relates, the concern may be communicated to any one of the independent directors in care of the Corporate Secretary at the Corporation’s headquarters address. All communications will be sent to the applicable director(s).

The Corporation schedules its Annual Meeting of Stockholders concurrent with a regularly scheduled Board of Directors Meeting and expects its directors to attend the Corporation’s Annual Meeting of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.

By Order of the Board of Directors,

ROLF ENGH,

Secretary

Minneapolis, Minnesota
January 16, 2009

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE

Appendix A

THE VALSPAR CORPORATION 2009 OMNIBUS EQUITY PLAN

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THE VALSPAR CORPORATION

2009 OMNIBUS EQUITY PLAN

1.         Purpose and Background

1.1.      Purpose. The purpose of the 2009 Omnibus Equity Plan (the “Plan”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of Incentives designed to attract, retain and motivate key employees and consultants of the Company and its Subsidiaries and directors of the Company.

1.2.      Background. Immediately prior to the date of approval of the Plan by the stockholders of the Company, the Company maintained four, separate share reserves totaling 5,218,903 shares of Common Stock (the “Prior Reserves”) for issuance pursuant to Stock Options and Restricted Stock granted to participants under the Company’s 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors, Key Employee Restricted Stock Plan and 2001 Stock Incentive Plan (the “Prior Plans”). Upon approval of the Plan by the stockholders of the Company, no further awards will be granted to any person under the Prior Plans, and the Prior Reserves will be combined, transferred to the Plan and included in the number of shares of Common Stock reserved and available to be issued pursuant to Section 6.1 of the Plan.

2.         Definitions

2.1.      Award. An “Award” is a grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock or Restricted Stock Units under the Plan.

2.2.      Board. The “Board” is the Board of Directors of the Company.

2.3.      Change in Control. A “Change in Control” means any of the following:

(a)   Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.3, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Sections 2.3(c)(1), 2.3(c)(2) and 2.3(c)(3);

(b)   Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s

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stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)   Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.4.      Code. The “Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.5.      Committee. The “Committee” is the Compensation Committee of the Board described in Section 3.1 hereof.

2.6.      Company. The “Company” is The Valspar Corporation, a Delaware corporation, and any successor thereof.

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2.7.      Common Stock. “Common Stock” is the common stock, $.50 par value per share, of the Company.

2.8.      Deferred Compensation. “Deferred Compensation” means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A and the regulations promulgated thereunder) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder.

2.9.      Disability. “Disability” shall mean permanent disability as that term is defined under the long term disability insurance coverage offered by the Company to its employees at the time the determination is to be made.

2.10.    Grant Date. The “Grant Date” of an Incentive shall be the date established by the Committee as the date of grant of the Award, which shall not be earlier than the date of the Committee meeting at which the Award is approved.

2.11.    Exchange Act. The “Exchange Act” means the Securities Exchange Act of 1934, and rules and regulations thereunder, as now in force or as hereafter amended.

2.12.    Fair Market Value. The “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price (also referred to as the closing price) of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange. If such shares are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a shares of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

2.13.    Incentives. “Incentives” means economic incentives in one or more of the forms described in Section 5 hereof.

2.14.    Participant. A “Participant” is a person who has been designated as such by the Committee and granted an Award under this Plan.

2.15.    Performance Award. A “Performance Award” is a right to either a number of shares of Common Stock, their cash equivalent, or a combination thereof (“performance shares”) or a cash amount (“performance units”) determined (in either case) in accordance with Section 10.

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2.16.    Performance Goals. “Performance Goals” are the performance conditions, if any, established pursuant to Section 10.1 hereof by the Committee in connection with an Award.

2.17.    Performance Period. The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

2.18.    Restricted Stock. “Restricted Stock” is Common Stock which is sold or transferred by the Company to a Participant at a price, if any, determined by the Committee and subject to restrictions on its sale or other transfer by the Participant and other terms and conditions, including a risk of forfeiture, as may be established by the Committee.

2.19.    Restricted Stock Unit. A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee.

2.20.    Specified Employee. A “Specified Employee” means a Participant who is a key employee as described in Code Section 416 (i)(1)(A)(i), (ii) and (iii) (and disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on the Friday on or immediately preceding October 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A and the regulations promulgated thereunder. Each Participant will be identified as a Specified Employee in accordance with the regulations promulgated under Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12 month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no Participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market as of the date of a Participant’s “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

2.21.    Stock Appreciation Right (SAR). A “Stock Appreciation Right” or “SAR” is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 8.5.

2.22.    Stock Award. A “Stock Award” is the transfer by the Company to a Participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company.

2.23.    Stock Option. A “Stock Option” is a right to purchase shares of Common Stock from the Company.

2.24.    Subsidiary. “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, in which each of the entities other than the last entity in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other entities in such chain as determined at the point in time when reference is made to such “Subsidiary” in this Plan.

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3.         Administration.

3.1.      Administration by Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) under the Code. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and the Participants.

3.2.      Delegation of Authority. The Company’s Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant Stock Options to purchase up to 5,000 shares each to employees of the Company who are not officers of the Company. Such discretionary Stock Option grants shall not exceed 25,000 shares in total in any fiscal year. Subject to the foregoing limitations, the Chief Executive Officer shall determine from time to time (i) the employees to whom grants will be made, (ii) the number of shares to be granted, and (iii) the terms and provisions of each Stock Option (which need not be identical).

4.         Eligible Participants. Officers of the Company, employees of the Company or a Subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Company or a Subsidiary shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or a Subsidiary and any Performance Goals relating to such officers must be approved by the Committee. Participation by others and any Performance Goals relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate Participants who are not officers and to set or modify such Performance Goals may be delegated by the Committee to other persons.

5.         Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) Stock Options (Section 7); (b) Stock Appreciation Rights (SARs) (Section 8); (c) Stock Awards (Section 9); (d) Restricted Stock and Restricted Stock Units (Section 9); and (e) Performance Awards (Section 10). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

6.         Shares Subject to the Plan and Limitations on Awards.

6.1.      Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock available for Awards under the Plan shall not exceed 5,218,903; provided, however, that subject to adjustment as provided in Section 11.6, the number of shares of Common Stock awarded under the Plan pursuant to all Incentives other than Stock Options and SARs shall reduce the number of shares of Common Stock available to be awarded under the Plan by a multiple of 2.53 times the actual number of shares of Common Stock awarded pursuant to any such Incentive other than Stock Options and SARs. For example, if the Committee awards 100 shares of Restricted Stock to a Participant, the number of shares of Common Stock remaining and available to be issued under the first sentence of t his section shall be reduced by 253 shares. Any shares of

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Common Stock covered by a Stock Option or SAR granted under this Plan shall be counted in full against the limitation in this Section 6.1, regardless of the number of shares of Common Stock actually issued upon the exercise of such Stock Option or SAR.

6.2.      Cancellation. In the event that an Incentive granted hereunder (or granted under any of the Former Plans prior to the effective date of this Plan) expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the Plan pursuant to another Incentive, subject to the share counting requirements for Incentives other than Stock Options or SARs set forth in Section 6.1.

6.3.      Type of Common Stock. Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or treasury stock, as designated by the Committee.

6.4.      Limitation on Awards. During any one fiscal year, no person shall receive Awards under the Plan that, in the aggregate, could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 11.6: (a) Stock Options and SARs for, in the aggregate, more than 500,000 shares of Common Stock, (b) Stock Awards, Restricted Stock, Restricted Stock Units and performance shares, in the aggregate, covering more than 250,000 shares of Common Stock and (c) Performance Awards payable in cash with a maximum amount payable exceeding $3,000,000.

7.         Stock Options. Stock Options granted by the Committee under this Plan are not intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code). Stock Options granted under this Plan shall be subject to the following terms and conditions:

7.1.      Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

7.2.      Number. The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. If an SAR is granted in conjunction with or related to a Stock Option, the number of shares of Common Stock subject to the Stock Option shall be reduced in the same proportion that the holder thereof exercises the SAR.

7.3.      Duration and Time for Exercise. Subject to earlier termination as provided in Section 11.4, the term of each Stock Option shall be determined by the Committee but shall not exceed ten years from the Grant Date. Each Stock Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any Stock Option.

7.4.      Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the exercise price for such shares. Subject to the policies of the Company or Committee in effect from time to time and any requirements of the Company’s transfer agent, the exercise price shall be payable (a) in cash (United States dollars) upon exercise of the Stock Option, payable by certified check or bank draft, or otherwise as determined by the Committee; (b) to the extent permitted in the option

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agreement, by delivery of shares of Common Stock (or deemed surrender through attestation) in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such Stock Option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the Stock Option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 11.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a Stock Option, a Participant shall have no rights as a stockholder.

8.         Stock Appreciation Rights (SARs). An SAR may be granted (a) with respect to any Stock Option granted under this Plan, either concurrently with the grant of such Stock Option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Stock Option), or (b) alone, without reference to any related Stock Option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

8.1.      Price. The exercise price per share of any SAR granted without reference to a Stock Option shall be determined by the Committee, subject to adjustment under Section 11.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

8.2.      Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a Stock Option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder exercises the related Stock Option. Notwithstanding the foregoing, the limitation on grants under Section 6.4 shall apply to grants of SARs under the Plan.

8.3.      Duration. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Stock Option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

8.4.      Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Prior to the issuance of shares of Common Stock upon the exercise of an SAR, a Participant shall have no rights as a stockholder.

8.5.      Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)   the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a Stock Option, the exercise price of the Stock Option

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or (2) in the case of an SAR granted alone, without reference to a related Stock Option, the exercise price as determined under Section 8.1; by

(b)   the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

9.         Stock Awards, Restricted Stock, and Restricted Stock Units. The transfer of Common Stock pursuant to Stock Awards and the transfer and sale of Restricted Stock or Restricted Stock Units shall be subject to the following terms and conditions:

9.1.      Number of Shares. The number of shares to be transferred or sold by the Company to a Participant pursuant to a Stock Award or as Restricted Stock or Restricted Stock Units shall be determined by the Committee.

9.2.      Sale Price. The Committee shall determine the price, if any, at which shares of Restricted Stock shall be sold to a Participant, which may vary from time to time and among Participants.

9.3.      Restrictions. All shares of Restricted Stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)   a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock by the Participant, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)   a requirement that the holder of shares of Restricted Stock forfeit, or (in the case of shares sold to a Participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)   such other conditions or restrictions as the Committee may deem advisable.

9.4.      Enforcement of Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 9.3, the Participant receiving Restricted Stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. As determined by the Company or the Committee, each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement or be retained by the Company until such time as the restrictions have lapsed. The Committee may provide that no certificates representing Restricted Stock be issued until the restriction period is completed.

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9.5.      End of Restrictions. Subject to Section 11.5, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the Participant or to the Participant’s legal representative, beneficiary or heir, subject to applicable withholding for taxes.

9.6.      Rights of Holders of Restricted Stock. Subject to the terms and conditions of the Plan, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of Restricted Stock shall be paid to the Participant currently.

9.7.      Section 83(b) Election. The Committee may provide in an Award agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

9.8.      Rights of Holders of Restricted Stock Units. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants; provided, however, that, to the extent provided by the Committee in the applicable Award agreement, quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company on that equivalent number of shares of Common Stock. Such payments, if any, shall be made at a time that satisfies the requirements of Section 409A of the Code, including the rules and regulations thereunder (together, “Section 409A”).

10.       Performance Awards. A Performance Award is based on the extent to which the applicable Performance Goals are achieved. A Performance Award shall be of no value to a Participant unless and until earned in accordance with this Section 10.

10.1.    Establishment of Performance Goals. Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion and not more than 90 days after the beginning of the relevant Performance Period. Such Performance Goals for Performance Awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following business criteria: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. For Performance Awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. Any of the above criteria may be used to measure the

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performance of the Company, a Subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, Subsidiary, and/or such an affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

10.2.    Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

10.3.    Other Terms. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include vesting provisions, restrictions on the delivery of Common Stock payable in connection with the Performance Award, the requirement that such Common Stock be delivered in the form of Restricted Stock, or other restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

10.4.    Notification to Participants. Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified.

10.5.    Measurement of Performance Against Performance Goals. The Committee shall, as soon as practicable after the close of a Performance Period, determine:

(a)   the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)   the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

10.6.    Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Awards have been earned for a

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Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Grant Date, subject to the exceptions set forth in this section and in Section 10.9 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or a Subsidiary continuously during the entire Performance Period for which such Performance Award was granted, except as provided by the Committee in circumstances it deems advisable or as provided in Section 10.9 hereof.

10.7.    Distribution. Distributions payable pursuant to Section 10.6 above shall be made as soon as practicable after the Committee determines the Performance Awards have been earned unless the provisions of Section 10.8 hereof are applicable to a Participant.

10.8.    Deferral of Receipt of Performance Award Distributions; Compliance with Section 409A. With the consent of the Committee, a Participant who has been granted a Performance Award may elect to defer receipt of all or any part of any distribution associated with that Performance Award pursuant to the terms of a deferred compensation plan of the Company. In any such event, the agreement evidencing such Performance Award shall comply in all respects with the applicable requirements of Section 409A of the Code and the regulations promulgated thereunder.

10.9.    Non-Disqualifying Termination of Employment. Exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution include Retirement as defined in Section 11.4(a), or termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees) or total and permanent disability, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Award. In the instance of Retirement, death or total and permanent disability as described above, a distribution of the Performance Award shall be made as soon as practicable, with the distributed amount equal to the amount that could have been earned during the Performance Period if the Participant were continuously employed by the Company or a Subsidiary until the last day of the Performance Period; provided, that the amount earned will be established by the Committee (i) based upon the actual achievement level of the Performance Goals for any fiscal year during the Performance Period that was completed prior to termination and for the fiscal year in which the termination occurred, and (ii) based upon the assumed achievement of target levels of the Performance Goals for any subsequent fiscal year during the Performance Period.

11.       General.

11.1.    Effective Date. The Plan will become effective upon its approval by the Board, subject to approval by the Company’s stockholders.

11.2.    Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on

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shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders.

11.3.    Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant for any consideration. Except as otherwise provided by the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant, except as provided herein or in an agreement evidencing an Award or amendment thereto relating to a Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

11.4.    Effect of Retirement or Other Termination.

(a)   In the event of a Participant’s Retirement (as defined below), if and to the extent provided in the agreement evidencing any Incentive described in this sentence, (1) all outstanding Restricted Stock Awards, Stock Options, SARs and Restricted Stock Units previously granted to the Participant will become 100% vested, (2) the Participant shall be entitled to exercise any outstanding Stock Options and SARs for the remainder of the original term of the Stock Option or SAR, provided that if the Participant violates his/her Non-Compete Agreement (as defined below), all of his/her unexercised Stock Options and SARs shall terminate immediately and be forfeited to the Company and (3) the Participant will become entitled to a distribution of any Performance Award as described in Section 10.9. For purposes of this Plan, “Retirement” means the termination of employment with the Company or a Subsidiary for any reason other than Termination for Cause (as defined below) at any time after the Participant has attained the age of sixty years (or age fifty-five if the Participant has executed a Non-Compete Agreement (as defined below)). “Non-Compete Agreement” means an agreement not to directly or indirectly render services (including consulting or research) for a period of three years to any person or business organization that is engaged in the development, manufacture and sale of any product, process or service (including any component thereof or research to develop information useful in connection with a product or service) that is being designed, developed, assembled, manufactured, marketed or sold by anyone other than the Company and which is of the same general type, performs similar functions, competes with or is used for the same purposes as a product of the Company or a Subsidiary. “Termination for Cause” means the termination of

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employment with the Company or a Subsidiary as a result of an illegal act, gross insubordination or willful violation of a policy of the Company or a Subsidiary by a Participant.

(b)   In the event that a Participant ceases to be an employee of or consultant to the Company or a Subsidiary or a director of the Company, as applicable, for any reason other than Retirement, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee.

11.5.    Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of Award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the Award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.6.    Adjustment. In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, the Committee shall make appropriate adjustments in the number of shares of Common Stock then subject to the Plan, the shares of Common Stock issuable pursuant to any Incentive, the exercise price of any Stock Option or SAR, the Performance Goals for any Incentive, and other provisions of this Plan and outstanding Incentives, in order to reflect the change in the Common Stock and to provide Participants with the same relative rights before and after such adjustment.

11.7.    Incentive Plans and Agreements. Except in the case of Stock Awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee shall communicate the key terms of each Award to the Participant promptly after the Committee approves the grant of such Award.

11.8.    Withholding.

(a)   The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of a Stock Option or SAR or upon

13

vesting of Restricted Stock, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of Restricted Stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)   Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

11.9.    No Continued Employment, Engagement or Right to Corporate Assets. No Participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10.  Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a Participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 11.14, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Section 409A.

11.11.  Amendment of the Plan. The Board or Committee may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all Participants under the Plan, or (b) make any other change for which stockholder approval is required by law or under the applicable rules of the New York Stock Exchange.

11.12.   Amendment of Agreements for Incentives; No Stock Option or SAR Repricing Without Stockholder Approval. Except as otherwise provided in this Section 11.12, the terms of an existing Incentive may be amended by agreement between the Committee and the Participant. Notwithstanding the foregoing sentence, except as permitted under Section 11.6, 11.13 or 11.14, (a) without the prior approval of the Company’s stockholders, (i) no Stock Option or SAR will be repriced, replaced, or regranted through cancellation, (ii) the exercise price of a previously granted Stock Option or SAR will not be lowered and (iii) no Stock Option or SAR whose Fair Market Value is lower than its exercise price will be exchanged for cash or another Incentive, and (b) no such amendment shall (i) extend the maximum period during which such Incentive may be exercised, either by extending the term of the Incentive or by extending the exercise period following termination of employment or any other applicable event, or (ii) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Incentive was granted, unless, in either case, the Incentive, as amended, complies with the requirements of Section 409A.

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11.13.  Change in Control. In the event of a Change in Control, the Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder shall declare that the restriction period of all Restricted Stock and Restricted Stock Units has been eliminated, that all outstanding Stock Options and SARs shall accelerate and become exercisable in full but that all outstanding Stock Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to Participant or they will terminate, and that all Performance Awards granted to Participants are deemed earned. In connection with any declaration pursuant to this Section 11.13, the Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or SAR that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Transaction Proceeds Per Share (as defined in the following sentence) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option or SAR. For purposes of this Section 11.13, “Transaction Proceeds Per Share” shall mean the cash plus the Fair Market Value of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the transaction.

The Board may restrict the rights of Participants or the applicability of this Section 11.13 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Incentive Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.14.  Deferred Compensation.

(a)   Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability,” death, “change in control” or “unforeseeable emergency” as those terms are defined under Code Section 409A and the regulations promulgated thereunder.

(b)   Notwithstanding anything in the Plan, unless the agreement evidencing the Incentive specifically provides otherwise, the Company may not make payment to a Specified Employee of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the Participant’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A and the regulations promulgated thereunder. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period will be accumulated and payment delayed until the first date after the 6 month period. The Committee may specify in the Stock Incentive Agreement, that the amount of the Deferred Compensation delayed shall accumulate interest or earnings during the period of such delay.

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(c)   The Committee may, however, reform any provision in an Incentive intended to be exempt from Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A and the regulations promulgated thereunder.

11.15.  Prior Plans. Notwithstanding the adoption of this Plan by the Board and its approval by the stockholders, the Company’s Prior Plans, as they have been amended from time to time, shall remain in effect, and all grants and awards made under the Prior Plans shall be governed by the terms of the Prior Plans. No further grants shall be made under the Prior Plans.

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The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

				FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

(1)	To elect four directors (Class II) for a term of three years:			☐	☐	☐

Nominees:

01	John S. Bode	03	Jeffrey H. Curler
02	Susan S. Boren	04	Stephen D. Newlin

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		Please mark your votes as indicated in this example		☒

		FOR	AGAINST	ABSTAIN

(2)	To approve The Valspar Corporation 2009 Omnibus Equity Plan.	☐	☐	☐

(3)	To approve the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Corporation.	☐	☐	☐

(4)	The undersigned authorizes the Proxies to vote in their discretion upon such other business as may properly come before the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature ____________________________________ Signature __________________________________ Date _______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on February 24, 2009

The Valspar Corporation

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/val

INTERNET http://www.proxyvoting.com/val

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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THE VALSPAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints SUSAN S. BOREN and WILLIAM L. MANSFIELD, and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of The Valspar Corporation to be held on Wednesday, February 25, 2009, at 11:00 A.M., at the Guthrie Theater, 818 South 2nd Street, Minneapolis, Minnesota 55415, and at any adjournments thereof, on any matter properly coming before the meeting, and specifically the following:

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲	FOLD AND DETACH HERE	▲

LOCATION OF THE VALSPAR CORPORATION ANNUAL MEETING OF STOCKHOLDERS

Wednesday, February 25, 2009 11:00 A.M.

MEETING ADDRESS:	GUTHRIE THEATER
818 SOUTH 2nd STREET
MINNEAPOLIS, MINNESOTA 55415

PARKING RAMP:	RIVERFRONT RAMP
212 9th AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55415

(ACROSS THE STREET FROM THE GUTHRIE THEATER ON SOUTH 2nd STREET)

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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